An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such Final offering circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	Dated July 31, 2023

Cityfunds I, LLC

1315 Manufacturing Street

Dallas, TX 75207

(Full mailing address of principal office)

972-445-7320

(Issuer’s telephone number, including area code)

www.nada.co

(Issuer’s website)

Cityfunds I, LLC, which we refer to as “we,” “us,” “our,” “Cityfunds” or the “Company,” is a Delaware series limited liability company formed on April 26, 2021 to enable public investment in residential real estate in specific cities. A separate series of the Company has been formed to invest in properties in each such city, either directly, or through home equity investment products which we have termed “HomeShares” (as defined and discussed below). We will offer membership interests in each of the series to investors through this Offering Circular. The membership interests being offered with respect to each individual series are being offered on a “best efforts” basis without any minimum offering amount pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

We are offering the following membership interests in individual series of our Company:

●	Series #Austin: up to 634,385 membership interests at a price of $10.69* per membership interest; and
●	Series #Dallas: up to 658,798 membership interests at a price of $10.59* per membership interest; and
●	Series #Miami: up to 662,070 membership interests at a price of $10.77* per membership interest; and
●	Series #Tampa: up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Houston: up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Nashville: up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Phoenix: up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Las Vegas: up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Denver up to 700,000 membership interests at a price of $10.00 per membership interest; and
●	Series #Los Angeles: up to 700,000 membership interests at a price of $10.00 per membership interest.

*Adjusted as of July 1, 2023 to reflect updated NAV calculation as of May 31, 2023.

As of June 30, 2023, Series #Austin, Series #Dallas, Series #Miami, and Series #Tampa have each conducted at least one closing, have begun operations and have made investments. As of June 30, 2023, the other series that are offering membership interests under this offering circular have not conducted a closing or begun operations other than offering their securities.

The membership interests in a particular series represent an indirect investment in the properties that the series owns in the designated city. The interests do not represent an investment in any other series, the Company, or the Manager. We do not anticipate that any series will own anything other than the investments associated with such series other than cash and equivalents and marketable publicly traded securities.

We are offering membership interests in each of the series of the Company described on the cover of this offering circular. These membership interests represent limited liability company interests in such series of the Company. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.” The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.” The interests represent an investment solely in a particular series and thus, indirectly in the properties owned by that series. The interests do not represent an investment in the Company or the Manager. See “Description of the Securities Being Offered” for additional information regarding the interests.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.” There will be one or more separate closings (each, a “closing”) with respect to each series offering. The minimum subscription by an investor is ten (10) series interests and the maximum subscription by any investor for interests of a particular series will be limited to 10% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the Manager in its sole discretion. No securities are being offered by existing security-holders.

Each series offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format. Our company is not offering, and does not anticipate selling, interests in any of the series offerings in any state where Dalmore, its soliciting agent and executing broker, is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the series until, if and when, there is a closing with respect to that series. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

We may, from time to time, offer a “Rewards Programs” in which investors in a particular series are rewarded with free interests in that or another series, depending on the terms of that particular Rewards Program. The terms of any active Rewards Program will be publicly available on our website operated by the Manager at the following URL: https://www.nada.co/rewards-program or through the Nada Finance App. The interests awarded (the “free interests”) pursuant to this offering through any particular Rewards Program will be paid for by the Manager and are subject to the maximum offering amount permitted under Regulation A. See “Plan of Distribution” for additional details regarding these potential Rewards Programs.

Series #Austin	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.69	$0.10	$10.59
Total Minimum	NA	NA	NA
Total Maximum	$6,781,576.45	$63,438.51	$6,718,137.94

Series #Dallas	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.59	$0.10	$10.49
Total Minimum	NA	NA	NA
Total Maximum	$6,976,672.87	$65,879.82	$6,910,793.06

Series #Miami	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.77	$0.10	$10.67
Total Minimum	NA	NA	NA
Total Maximum	$7,130,503.86	$66,207.09	$7,064,296.77

Series #Tampa	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Houston	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Nashville	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Phoenix	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Las Vegas	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Denver	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

Series #Los Angeles	Price to Public	Underwriter Discounts and Commissions [1]	Proceeds to Series Issuer [2]
Per Interest	$10.00	$0.10	$9.90
Total Minimum	NA	NA	NA
Total Maximum	$7,000,000	$70,000	$6,930,000

(1)	The company has engaged Dalmore Group, LLC., or Dalmore, as broker-dealer of record in connection with each offering and will be entitled to a brokerage fee equal to 1.0% of the amount raised through each offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the Manager, its affiliates, or the sellers of any of the properties. See “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual series offering amounts and proceeds to us are not presently determinable and may be substantially less than each total maximum series offering set forth above. The amount set forth above does not include reimbursements to the Manager for series offering expenses actually incurred.

All funds paid by subscribers in the offering will be deposited in an escrow account with North Capital Private Securities Corporation, or North Capital, as escrow agent.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, if we elect to become a public reporting company under the Securities Exchange Act, we may elect to comply with certain reduced reporting requirements for our offering circular and future reporting requirements.

The interests offered hereby are highly speculative in nature and involve a high degree of risk. See “Risk Factors” beginning on page 16 of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [*], 2023.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “Commission”), using a continuous offering process. Periodically, as we make material investments, update our monthly (or quarterly) NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the Commission’s website, www.sec.gov, or on the Nada Finance App. The contents of the Nada Finance App (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, and each series of the Company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, or the Manager will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

i

SUMMARY

This summary highlights some of the information in this offering circular. It does not contain all of the information that you should consider before investing in our series interests. You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular. Except where the context suggests otherwise, the terms “Company,” “we,” “us” and “our”‘ refer to Cityfunds I, LLC, a Delaware series limited liability company, together with its consolidated series; references in this offering circular to “the Manager” refer to Cityfunds Manager, LLC, a Delaware limited liability company and the Managing Member of the Company and of each of its series and their subsidiaries. All references in this offering circular to “$” or “dollars” are to United States dollars.

The Company

Cityfunds I, LLC, which we refer to as “we,” “us,” “our,” “Cityfunds” or the “Company,” is a Delaware series limited liability company formed on April 26, 2021 to enable public investment in residential real estate in specific cities. A separate series of the Company have been formed to invest in properties in each such city, either directly, or through home equity investment products which we have termed “HomeShares” (as defined and discussed below). We are offering membership interests in each of the series to investors through this Offering Circular. As of June 30, 2023, Series #Austin, Series #Dallas, Series #Miami, and Series #Tampa have each conducted at least one closing, have begun operations and have made investments. As of June 30, 2023, the other series that are offering membership interests under this offering circular have not conducted a closing or begun operations other than offering their securities. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

Real estate for the majority of people is considered to be inaccessible, restrictive, and unnecessarily complicated. Real estate investing should be easy, simple, and transparent. Our mission is to create financial products that provide everyone with access to wealth and financial freedom through equity ownership in residential real estate.

Cityfunds is a unique product that is designed to be index-like through our focus on investing in a specific city’s residential real estate market. Each series makes investments in owner-occupied homes, receiving an equity position that provides the series with the ability to participate in the future appreciation of each home. Each series may also acquire single family homes to operate as rental properties or acquire Homeshares.

A Homeshare is an option to purchase, in the future, an undivided percentage interest in the primary residence of a homeowner in consideration for payment by the series to the homeowner of an amount, which we refer to as the option purchase premium, determined by reference to the currently estimated value of the unencumbered portion of the homeowner’s property as of the end of the term of the option.

We intend to generate income from a Homeshare that we own upon one of the following events: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the Option Holder’s Investment Amount, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect our Option Holder’s Investment Amount, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on our Option Holder’s Investment Amount, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect our Option Holder’s Investment Amount. Homeshares do not generate monthly cashflow.

The membership interests in a particular series represent an ownership interest in that series and an indirect investment in the properties that the series owns in the designated city. The interests do not represent an investment in any other series, the Company, or the Manager. We do not anticipate that any series will own anything other than the investments associated with such series other than cash and equivalents and marketable publicly traded securities.

We are offering membership interests in each of the series of the Company described on the cover of this offering circular. These membership interests represent limited liability company interests in such series of the Company. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.” The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.” The interests represent an investment solely in a particular series and thus, indirectly in the properties owned by that series. The interests do not represent an investment in the Company or the Manager. See “Description of the Securities Being Offered” for additional information regarding the interests.

1

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.” There will be one or more separate closings (each, a “closing”) with respect to each series offering. The initial closing of a series offering will take place on the earlier to occur of, (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If an initial closing with respect to a particular series offering has not occurred, the offering will be terminated upon (i) the date which is one year from the date the related offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Manager within 15 days of being received by the series. No securities are being offered by existing security-holders.

Each series offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format. Our company is not offering, and does not anticipate selling, interests in any of the series offerings in any state where Dalmore, its soliciting agent and executing broker, is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the series until, if and when, there is a closing with respect to that series. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Our Series LLC Structure

Each series is offered on a “best efforts” basis without any minimum offering amount pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.

The series are collectively referred to as the “series” and individually referred to as the “series” throughout this offering circular. The membership interests of all series are collectively referred to in this offering circular as the “interests” and each, individually, as an “interest.” The offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” for additional information regarding the interests.

There will be at least one closing with respect to each of the series offerings and each series may conduct multiple closings. A closing of a series offering will occur on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by Cityfunds Manager, LLC, a Delaware limited liability company and the Managing Member, or Manager, of the Company and each of its series and their subsidiaries, in its sole discretion. If an initial closing has not occurred for a particular series, that series offering will be terminated upon (i) the date which is one year from the date this offering circular is qualified by the Commission, or the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the series offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission. No securities are being offered by existing security-holders.

2

Except as otherwise indicated, the subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest-bearing escrow account with North Capital Private Securities Corporation, or North Capital. Subscription funds will not be commingled with the operating account of a series, until, if and when there is a closing with respect to that investor and that series. See “Plan of Distribution and Subscription Procedure” and “Securities Being Offered” for additional information.

All interests will be issued in electronic form only and will not be listed or quoted on any securities exchange.

We expect that after a series offering has concluded, the Public Private Execution Network Alternative Trading System, or PPEX ATS, which we refer to as the “Secondary Trading Platform” and which is registered with the Commission and operated by North Capital, will be a venue available for the resale of such series’ interests through Dalmore Group, LLC, or Dalmore, the broker-dealer of record for each series offering (except as otherwise indicated below), as a broker dealer member of the Secondary Trading Platform; provided, however, that any such resale of a series’ interests will be subject to federal and state securities laws and the restrictions in the Operating Agreement (as defined below) and the related series designation (as defined in the Operating Agreement), as applicable, and there can be no assurance that an active market for any interests will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of interests to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their interests indefinitely. See “Plan of Distribution - Transferability of the Interests.”

Investment Objective

Our primary investment objective is to realize growth in the value of your investment by investing in residential real estate while seeking to preserve, protect and return your investment. We cannot assure you that we will attain this objective or that the value of our properties and your investment will not decrease.

Our primary investment strategy is to acquire, invest in, manage, operate, selectively leverage, and sell residential real estate in the form of Homeshares and single family rental properties in larger cities in the United States. We focus on acquiring residential real estate we believe have possibilities for long-term appreciation.

An investment in a single series will provide you with exposure to a portfolio of residential real estate in a specific city and investments in multiple series will provide you with exposure to a portfolio of residential real estate in multiple cities.

Securities Being Offered

Investors will acquire membership interests in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of interests in a series will only have assets, liabilities, profits, and losses pertaining to the specific investments made by that series. For example, an owner of interests in series #Austin will only have an interest in the assets, liabilities, profits and losses pertaining to series #Austin and its related operations. See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is ten (10) interests in the series and the maximum investment is equal to 10% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the Manager in its sole discretion.

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The Manager

The Company is managed by Cityfunds Manager, LLC, a joint venture between Nada Asset Management LLC, or Nada, and Compound Asset Management, LLC. Cityfunds Manager, LLC is controlled by Nada. Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of April 26, 2021, or the Operating Agreement, the Manager will provide certain management, advisory and support services to the Company and to each series and its subsidiaries.

Our Manager has not sponsored prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Management Compensation

Each series will pay the Manager a quarterly asset management fee equal to 0.375% (1.5% annually) of the value of the interests sold in that series, payable quarterly in arrears. In addition, a series will pay the Manager an acquisition fee equal to 1.0% of the purchase price for any single-family home that the series acquires. Pursuant to the Operating Agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with our organization and series offerings, our operations, and the acquisition of properties and in connection with third parties providing services to us.

Each series through the Manager, may retain third parties, including certain of the Manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, origination, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Each series will pay an affiliate of the Manager a fee on each Homeshare acquired by a series that is equal to 5.0% of the affiliate investment cost for owner-occupied properties and 7.0% of the affiliate investment cost for investment properties. It is up to the sole discretion of the affiliate to collect this fee.

Each series will pay an affiliate of the Manager a monthly Mobile App License fee (“Tech Licensing Fee” or “License Fee” or “Mobile App License Fee”) equal to $10.00 for each single family home and Homeshare owned.

The items of compensation are summarized in the table on page 48. See “Management-Management Compensation.”

Property Manager

For any single-family property that we acquire, the Company will appoint an affiliate of the Manager or a third-party property management company to serve as the property manager to manage the properties owned by each series pursuant to a property management agreement.

The services provided by the property manager will include:

●	creating the asset maintenance policies for the collection of rents;

●	investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including, but not limited to, consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any services under the property management agreement; and

●	developing standards for the care of the underlying properties.

See “Description of Business – Description of the Property Management Agreement.”

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Property Management Fee

As compensation for the services provided by the Company appointed property manager, each series will be charged a property management fee at market terms and rate pursuant to the terms of the property management agreement.

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on the Company or a series or any of the members;

●	any governmental fees imposed on the capital of the Company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or a property manager in connection with the affairs of the Company or a series, or relating to legal advice directly relating to the Company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	any indemnification payments;

●	the costs of any third parties engaged by the Managing Member in connection with the operations of the Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from the series properties and cannot be covered by any Operating Expense reserves on the balance sheet of such series properties, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series properties (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts. See “Description of Business-Operating Expenses.”

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Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of investments. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective management, and timely disposition of investments. As such, we have developed a disciplined investment approach that combines the experience of the Manager with a structure that emphasizes thorough market research, stringent underwriting standards, and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each property acquired.

To execute our disciplined investment approach, the Manager will take responsibility for developing and implementing the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of or an investment in a property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Certain of our investments in real estate will take the form of holding fee title or a long-term leasehold estate in a property. We refer to these investments as “Real Property Investments.” We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies, or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Manager.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

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Investments in Home Equity Investments “Homeshares”

Certain of our investments in real estate will take the form of shared equity interests also known as home equity investments in single-family residential properties, which we refer to as “Homeshares.”

A Homeshare is an option to purchase, in the future, an undivided percentage interest in the primary residence of a homeowner in consideration for payment by the series to the homeowner of an amount, which we refer to as the option purchase premium, determined by reference to the currently estimated value of the unencumbered portion of the homeowner’s property as of the end of the term of the option.

The option will be documented by agreements between a series and the homeowner, which will include: (1) an Option Agreement covering the financial terms of the option, (2) a Covenant Agreement containing certain covenants and undertakings on the part of the homeowner for the benefit of the series, and (3) a recorded Mortgage evidencing the amounts payable pursuant to the Option Agreement, Covenant Agreement and Mortgage.

We intend to generate income from a Homeshare that we own upon one of the following events: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the Option Holder’s Investment Amount, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect our Option Holder’s Investment Amount, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on our Option Holder’s Investment Amount, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect our Option Holder’s Investment Amount. Homeshares do not generate monthly cashflow.

Investment Process

The Manager has the authority to make all of the decisions regarding our investments consistent with the investment objective and the portfolio construction, leverage and operating policies approved by the Manager and subject to the limitations in the Operating Agreement.

The Manager will focus on the sourcing, acquisition, investment in, and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the Manager will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering, and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions, and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

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Portfolio Construction Policy

We will seek to construct our investment portfolio so that the Company will be exempt from registration under the Investment Company Act. Section 3(a)(1)(C) of the Investment Company Act excludes from the definition of “investment company” any company that holds at least 60% of its assets in investment that are not securities (other than cash and government securities). Section 3(c)(5)(C) thereunder excludes from investment company registration companies primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on or interests in real estate. The Section 3(c)(5)(C) exemption is available to companies with assets consisting of at least 55% in mortgages and other liens on real estate, or Qualifying Interests, not more than 45% in other kinds of real estate interests, or Real Estate-Related Interests, and not more than 20% assets that have no relationship to real estate. At least 80% of total assets must consist of Qualifying Interests and Real-Estate Related Interests.

We anticipate that our targeted investments will be deemed Qualifying Interests. These assets include fee interests, installment land contracts, leaseholds, mortgage loans, deeds of trust, and other interests secured by real estate, condominiums, and cooperative housing loans, real estate, and portfolios that we control consisting of different types of these interests. The Manager will review its investment portfolio construction regularly to anticipate any changes required to maintain exemption from registration under the Investment Company Act.

We may invest up to 45% of our assets in Real Estate-Related Interests. These assets include securities backed by mortgages or other interests in real estate, or interests in companies that invest in mortgages or other interests in real estate.

We may invest up to 20% of our assets in non-real estate assets without restriction. We anticipate that any such investments will be in cash and equivalents and marketable publicly traded securities.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured borrowing facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage from government-sponsored programs and private sources that is long-term, non-recourse and non-mark-to-market to the extent obtainable on a cost-effective basis. The Manager may from time to time modify our leverage policy in its discretion. However, as of March 15, 20231, it is our policy to not borrow more than 65% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value (measured using an industry recognized automated valuation model) of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the Manager.

1 Prior to March 15, 2023, our leverage limit was capped at 50%. We have temporarily increased our maximum leverage percentage because we expect that this will help us accelerate investments in the early stages of our Cityfunds I, LLC series deployment. Following this deployment phase, as our individual series begin to mature, we intend to reduce the maximum leverage percentage to the original 50% cap.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The Manager will review and monitor credit risk and other risks of loss associated with each investment. The Manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the Manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the Operating Agreement, we have the authority to issue an unlimited number of additional interests or other securities. The Manager may elect to: (i) sell additional securities in future private offerings or (ii) issue additional securities in public offerings. To the extent we issue additional interests in a series after your purchase of an interest in a series, your percentage ownership interest in the series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Disposition Policies

We intend to hold and manage the single-family residential properties we acquire for a period of three to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Manager may determine that it is in the best interests of shareholders to sell a property earlier than three years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights, and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the Manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

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Description of the Property Management Agreement

The Company will appoint the Manager or a third-party property management company to serve as the property manager to manage the underlying series-owned properties pursuant to a series-specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the Manager’s discretion to terminate a property management agreement at predetermined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series-owned property has been liquidated and the obligations connected to the series-owned property (including contingent obligations) have been terminated, (iii) the removal of the Manager as Managing Member of our company and thus of all series (if the property manager is the Manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties, or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as a property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Property Management Fee

As compensation for the services provided by the Company appointed property manager, each series will be charged a property management fee at market terms and rate pursuant to the terms of the property management agreement.

The Nada Finance App

The Managing Member operates a web and mobile app-based investment platform referred to herein as the Nada Finance App. Through the use of the Nada Finance App, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

The Nada Finance App is the intellectual property of Nada Holdings, Inc. and neither the Company, nor any of our series, has any ownership rights in the Nada Finance App. Nada Holdings, Inc. has granted a license to each Series in order to, among other things, use the Nada Finance App for their series offerings, pursuant to the Nada Finance App license agreement, a copy which is attached as an exhibit to the offering statement of which this offering circular forms a part. Any fees associated with a series’ use of the Nada Finance App will be included as part of the quarterly management fee payable to the Manager by a series.

The Nada Finance App may provide other products, including financial or banking products provided by Nada Holdings, Inc. or other third parties or affiliates that are not related to the Company or any of our series. Cityfunds makes no representations or warranties related to any offering or products provided by Nada Holdings, Inc, the Managing Member, or the Nada Finance App and is not responsible for any such offerings or products

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Valuation and Net Asset Value (NAV) Policies

Our policy is that after the end of each monthly period (e.g., January), during the following month (e.g., February), the Manager will calculate a net asset value (“NAV”) per interest for each series as of the previous month’s end (e.g., January 31st), such recalculated NAV to be in effect from the first day of the following month (e.g., March 1st), using a process that reflects, among other matters, (1) an estimated value of the series’ investments, including related liabilities, based upon reports of the underlying residential real estate assets provided by an independent valuation expert or automated valuation models, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions on interests in the series and (4) estimated accruals of the revenues, fees and expenses of the series. The Manager may decide to perform this recalculation of NAV on a quarterly basis rather than monthly. The initial reporting of NAV and the intended schedule thereafter is referenced in the section “Description of Securities Being Offered – Interest Purchase Price Adjustments” .

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series-owned real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of such series-owned real estate assets, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest. See “Description of the Securities Being Offered – Valuation and Net Asset Value (NAV) Policies” for more details about the NAV and how it will be calculated.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, monthly (or quarterly) pricing supplements, quarterly information statements and other information.

Transferability

The Manager may refuse a transfer by an interest holder of its interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a series or more than 500 beneficial owners that are not “accredited investors,” unless an exemption from these restrictions is available under applicable securities regulations, (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or the series, or (d) the Company, the series, the Manager or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.

Distribution Plan

The Manager may at any time, in its sole discretion, make and pay distributions, which we sometimes refer to as “dividends,” of any series of Cityfunds I, LLC out of net cash flow or other assets to investors except as otherwise limited by law or the Operating Agreement of the Company.

“Free Cash Flow” for each series of Cityfunds I, LLC consists of the net income (as determined under US generally accepted accounting principles), including sale proceeds, rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the properties related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

The Manager intends to make and pay distributions, or dividends, on a quarterly basis beginning in the second quarter of 2023. The date on which the distribution is declared to be payable is referred to as the “Dividend Record Date.” An investor who owns interests in a series on the Dividend Record Date is entitled to receive the distribution that is declared with respect to that series. In determining cash flow available for distribution, the Manager may deduct any amounts necessary in its sole discretion in the following order of priority to:

i. meet expenses and liabilities of the Company, including the management fee (1.5% annually) as summarized in the “Offering Circular – Interest of Management and Others In Certain Transactions – Management Compensation, and/or,

ii. accommodate redemption requests under a redemption plan which the Company has yet to establish, and/or establish reserves. Net capital event proceeds are not generally expected to be distributed. The Manager may, in its sole discretion, make and pay distributions of cash or other assets of the Company. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

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Cash flow available for distribution will then be divided between the investors as follows:

i. one hundred percent (100%), pro rata to each investor of such series.

We are not prohibited from distributing our own securities in lieu of making cash distributions to investors. Our Operating Agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause investors to incur transaction expenses in liquidating the securities or assets.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this Offering, cash advances by the Manager, cash resulting from a waiver of fees or reimbursements due to the Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may from such other sources. If we fund distributions from financings or the net proceeds from this Offering, we will have less funds available for investment. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial Real Estate Investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of funds. In these instances, we expect to look to third party borrowings, our offering proceeds, or other sources to fund our distributions. Additionally, we will make certain payments to our Manager summarized in this Offering (Interest of Management and Others In Certain Transactions – Management Compensation). Such payments will reduce the amount of cash available for distribution. Finally, payments to fulfill redemption requests under the to-be-established redemption plan will also reduce funds available for distribution to remaining investors.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s interests, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such investor interests.

The LLC Act (Section 18-607) provides that an investor who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to an investor if, after the distribution, all liabilities of such series, other than liabilities to investors on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific properties of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted investor of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became an investor and that could not be ascertained from the operating agreement.

As of June 30, 2023 the Manager has not declared or paid distributions to investors of any series of Cityfunds I, LLC.

Automatic Distribution Reinvestment Plan

Introduction

Under our Automatic Distribution Reinvestment Plan (the “Reinvestment Plan”), any distributions of Free Cash Flow declared by the Manager on membership interests of a series of the Company will automatically be reinvested in additional interests of such series. Each investor in a series of the Company may elect to receive distributions in cash (i.e., “opt-out”) rather than participate in the Reinvestment Plan. For any investor that does not elect such opt-out (each, a “Participant” and collectively, the “Participants”), distributions on such interests will be reinvested by the Manager, in the form of newly issued interests, as set forth below. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed without penalty by written notice through the Nada Finance App or if provided otherwise, through directions within the Nada Finance App, if received and processed by the Manager prior to the Dividend Record Date of the applicable distribution, subject to the restrictions and limitations set forth in the Reinvestment Plan.

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Reinvestment Plan Details

1.	Process. The Manager will credit the account of each investor in the same name in which the investor’s interests are registered. Whenever the Manager declares a distribution, investors that have opted out of the Reinvestment Plan will receive cash and all other investors will receive the equivalent value in additional interests in the series in which they have invested.

2.	Valuation. On the payment date for a distribution, each Participant shall receive their dividend interests in an amount determined by dividing the dollar amount of distribution by the most recently computed NAV per interest.

3.	Number of Reinvestment Distribution Interests Issuable. The number of interests that each series is authorized to issue under the Reinvestment Plan shall count towards the $7,000,000 maximum offering amount for each series of Cityfunds I, LLC. A Participant shall not be able to acquire series interests under the Reinvestment Plan to the extent such purchase would cause the Company to exceed the offering limits set forth in the offering circular.

4.	Procedures for Participation. Holders of series interests will automatically be enrolled in the Reinvestment Plan unless such holder opts-out of the Reinvestment Plat at the time of their initial subscription or through directions within the Nada Finance App to receive distributions in cash. Participants who decide to opt-out of the Reinvestment Plan may subsequently elect to re-enroll by completing and executing an enrollment form provided through the Nada Finance App. In order to participate in a distribution, the enrollment form must be received by the Company within seven days of the Dividend Record Date for an applicable distribution. Otherwise, such enrollment will be deemed effective with respect to any subsequent distributions.

5.	General Terms of the Reinvestment Plan.

i.	Selling commissions shall not be charged on interests issued pursuant to the Reinvestment Plan;

ii.	Participants shall not be charged any fees related to the Reinvestment Plan;

iii.	Participants in the Reinvestment Plan are required to receive 100% of their distributions in dividend interests. As a result, the purchase of fractional interests may occur; and

iv.	A Participant will not be able to receive dividend interests under the Reinvestment Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s limited liability company agreement, as amended. Specifically, the Company will restrict any Participant from acquiring, directly or indirectly, beneficial or constructive ownership of more than the ownership limits set forth in the Company’s Operating Agreement, unless the Company’s Manager has agreed to waive the ownership limitations with respect to a particular Participant, in which case the Company will restrict such participant from acquiring, directly or indirectly, beneficial or constructive ownership of the Company’s interests in violation of the ownership limits set forth in such Participant’s waiver agreement.

6.	Voting of Newly Issued interests. In connection with any matter requiring the vote of the Company’s investors, each Participant shall be entitled to vote, all interests acquired by the Participant through the Reinvestment Plan.

7.	Taxation. The automatic reinvestment of distributions will not relieve Participants of any federal, state, or local income tax that may be payable (or required to be withheld) on such distribution. Specifically, investors will be treated as if they have received the distribution from the Company in cash and then applied such distribution to the purchase of additional interests. Participants will receive tax information annually for their personal records and to help them prepare their federal income tax returns. For further information as to tax consequences of participation in the Reinvestment Plan, each Participant should consult with their own tax advisors.

8.	Termination by Participant. A Participant may terminate participation in the Reinvestment Plan at any time by submitting a notice through the Nada Finance App. To be effective for the Distribution following the submission of such notice, the notice must be received 5 days prior to the record date of the applicable Distribution. Following termination, all future Distributions will be paid to such Participant in cash.

i.	Additionally, in the event a Participant requests that the Company repurchase all of the Participant’s interests, and such request is granted, the Participant shall be deemed to have given sufficient notice that such Participant is terminating their participation in the Reinvestment Plan and is electing to receive all future Distributions in cash.

9.	Amendment or Termination of the Reinvestment Plan by the Company. The Manager may amend or terminate the Reinvestment Plan for any reason upon 30 days’ notice through the Nada Finance App. The Manager may provide notice by including such information in a separate electronic correspondence to Members.

10.	Liability of the Company and its Manager. Neither the Company nor its Manager nor any other respective affiliates shall be liable for any act done in good faith, or for any good faith omission to act, in connection with administering the Reinvestment Plan. Neither the Company nor its Manager nor any other affiliates shall have any responsibility or liability as to the value of the interests or any change in the value of the interests acquired by the Participant.

11.	Governing Law. The Reinvestment Plan shall be governed by the laws of the State of Delaware.

12.	Correspondence. All correspondence, from an investor concerning the Reinvestment Plan should be conducted through the Nada Finance App or if suggested otherwise through directions within the Nada Finance App. Participants who hold their interests through a broker or other nominee should direct correspondence or questions concerning the Reinvestment Plan to their broker or nominee.

13.	Current Administrator:	Cityfunds I, LLC 1315 Manufacturing Street Dallas, TX 75207 Compliance@nada.co

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Our Company Information

Our principal executive offices are located at 1315 Manufacturing Street, Dallas, TX 75207.

Employees

Neither the Company nor the Manager has any employees.

Legal Proceedings

None of the Company, any series, the Manager, nor any executive officer of the Company or the Manager is presently subject to any material legal proceedings.

Summary Risk Factors

An investment in our series interests involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our series interests. If any of the following risks occur, the business, financial condition, or results of operations of each of our series could be materially and adversely affected. In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We have limited operating history, and there is no guarantee that we will be successful in the operation of the Company.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	Our investments in Homeshares will be subject to the risks associated with newer real estate investment products.

●	We and the Manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●	We depend on the Manager for the success of each series and upon access to the Manager’s investment professionals and contractors. We may not find a suitable replacement for the Manager if removed, or if key personnel leave the employment of the Manager or otherwise become unavailable to us.

●	The termination of the Manager is generally limited to cause and certain disposition events related to a series, which may make it difficult or costly to end our relationship with the Manager in respect of a series.

●	Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our investors, on the other hand.

●	We may be unable to renew leases, lease vacant properties or re-lease properties on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●	We may not be able to control a series’ operating costs, or a series’ expenses may remain constant or increase, even if income from a series’ properties decrease, causing a series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on the Managing Member of our Company and have limited ability to influence decisions regarding the businesses of a series.

●	Interest holders will have limited voting rights and will be bound by a majority vote.
●	We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount, and character of distributions to a holder of interests.

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OFFERING SUMMARY

Securities being offered:	The offering maximum number of interests of each series is listed below on a “best efforts,” no offering minimum basis:

	●	up to 634,385 of Series #Austin membership interests at a price of $10.69* per membership interest; and
	●	up to 658,798 of Series #Dallas membership interests at a price of $10.59* per membership interest; and
	●	up to 662,070 of Series #Miami membership interests at a price of $10.77* per membership interest; and
	●	up to 700,000 of Series #Tampa membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Houston membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Nashville membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Phoenix membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Las Vegas membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Denver membership interests at a price of $10.00 per membership interest; and
	●	up to 700,000 of Series #Los Angeles membership interests at a price of $10.00 per membership interest.

* Adjusted as of July 1, 2023 to reflect updated NAV calculation as of May 31, 2023.

Each of the series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered-Description of the Interests” for further details. The series’ interests will be non-voting except with respect to certain matters set forth in our Operating Agreement. The purchase of interests in a particular series is an investment only in that series and not an investment in any other series or the Company as a whole.

Number of securities outstanding prior to the offerings:

	●	0 Series #Austin membership interests; and
	●	0 Series #Dallas membership interests; and
	●	0 Series #Miami membership interests; and
	●	0 Series #Tampa membership interests; and
	●	0 Series #Houston membership interests; and
	●	0 Series #Nashville membership interests; and
	●	0 Series #Phoenix membership interests; and
	●	0 Series #Las Vegas membership interests; and
	●	0 Series #Denver membership interests; and
	●	0 Series #Los Angeles membership interests.

Number of securities being offered from the offerings:	Assuming the maximum amount of each individual series’ membership interests are sold:

	●	700,000 Series #Austin membership interests; and
	●	700,000 Series #Dallas membership interests; and
	●	700,000 Series #Miami membership interests; and
	●	700,000 Series #Tampa membership interests; and
	●	700,000 Series #Houston membership interests; and
	●	700,000 Series #Nashville membership interests; and
	●	700,000 Series #Phoenix membership interests; and
	●	700,000 Series #Las Vegas membership interests; and
	●	700,000 Series #Denver membership interests; and
	●	700,000 Series #Los Angeles membership interests.

Number of securities outstanding as of May 31, 2023:	Assuming the maximum amount of each individual series’ membership interests are sold:

	●	78,001 Series #Austin membership interests; and
	●	42,281 Series #Dallas membership interests; and
	●	41,789 Series #Miami membership interests; and
	●	12,299 Series #Tampa membership interests; and
	●	0 Series #Houston membership interests; and
	●	0 Series #Nashville membership interests; and
	●	0 Series #Phoenix membership interests; and
	●	0 Series #Las Vegas membership interests; and
	●	0 Series #Denver membership interests; and
	●	0 Series #Los Angeles membership interests.

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Minimum and maximum subscription:	The minimum subscription by an investor is ten (10) series interests and the maximum subscription by any investor for interests of a particular series will be limited to 10% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the Manager in its sole discretion.

Broker:

We have entered into an agreement with Dalmore, which is acting as our soliciting agent and executing broker in connection with our series offerings. Dalmore is a broker-dealer registered with the Commission and is registered in each state where our series offerings are made. Dalmore is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities investor Protection Corporation, or SIPC.

Transfer Agent:	As of February 24th , we have engaged with Vertalo as our transfer agent for each of the series of the Company.

Broker Fees:

We will pay Dalmore a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the Manager, or its affiliates.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure—investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where Dalmore is registered.

Generally, no sale may be made to you in these series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital acting as the Escrow Agent and will not be commingled with the operating account of a series, until if and when there is a with respect to that investor and that series.

When the Escrow Agent has received instructions from the Manager that a series offering will conduct a closing and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the particular series.

If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering period:	There will be at least one separate closing with respect to each series offering and each series may conduct multiple closings. The initial closing of a series offering will take place on the earlier to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If a closing has not occurred for a particular series, that series offering shall be terminated upon (i) the date which is one year from the date this offering circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Manager within 15 days of being received by the series.

Use of proceeds:	The proceeds received in each series offering will be applied in the following order of priority of payment:

	●	Offering Expenses: Reimbursement to the Manager for expenses incurred in offering the interests.

	●	Acquisition Cost of Investments: Payment of costs incurred in acquiring investments.
	●	Brokerage Fee: A brokerage fee equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of series interests to the Manager, or its affiliates.

Transfers; Secondary Market		Series interests will generally not be transferable except through the Secondary Trading Platform. We expect that after a series offering has concluded, the Secondary Trading Platform will be a venue available for the resale of such series’ interests through the broker-dealer, as a broker-dealer member of the Secondary Trading Platform; provided, however, any such resale of a series’ interests will be subject to federal and state securities laws. There can be no assurance that an active market for any series interests will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of series interests to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their series interests indefinitely.

The Manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of a series offering for Offering Expenses actually incurred. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its series offering and will reimburse the Manager for such costs as well as for certain other costs. See “Use of Proceeds,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

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RISK FACTORS

An investment in our series interests involves risks. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition, or results of operations of our Company and its multiple series, the ability of our Company and a series to make cash distributions to the holders of interests and the value of the interests, which could cause you to lose all or some of your investment in our interests. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Relating to the Offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies selling their securities in registered public offerings include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” While the Operating Agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 “non-accredited investors,” there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits. A series may have more than 2,000 total interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that series. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

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If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the Manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and, thus, the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based on applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the Manager might be forced to liquidate and wind up each operating series, rescind the offerings for any of the series with ongoing offerings or discontinue plans for future offerings for any additional series.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code, or the Code, is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed, or made, as the case may be.

U.S. Federal Income Tax Risk Factors

Failure of each series to be classified as a separate entity for U.S. Federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of series interests.

We intend to treat each series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes. Consistent with this approach, the Internal Revenue Service, or the IRS, has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (“check-the-box”) rules. Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge our treatment of each series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, we expect that the series LLC organization would be treated as a single corporation that has elected and operated to be taxed as a REIT for U.S. federal income tax purposes. In that event, the timing, amount and character of distributions to holders of series’ interests could be adversely impacted and the ability of the series LLC organization to be taxed as a REIT could be adversely impacted because the activity of each series would be aggregated as the activities of a single REIT.

The failure of the existing series or any subsequent series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution.

The initial Cityfunds series have been organized and intend to operate in a manner that will enable them to qualify as a REIT for U.S. federal income tax purposes commencing with their taxable year ending December 31, 2023. Each subsequent series will also be organized and operate in a similar manner. The initial Cityfunds series have not requested and do not intend to request a ruling from the IRS, that they will qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder for which there are limited judicial and administrative interpretations. To qualify as a REIT, each series must meet, on an ongoing basis, various tests regarding the nature and diversification of its assets and its income, the ownership of its outstanding interests, and the amount of its distributions. The ability of a series to satisfy these asset tests depends upon an analysis of the characterization and fair market values of its assets, some of which are not susceptible to precise determination, and for which it will not obtain independent appraisals. A series’ compliance with the REIT income and quarterly asset requirements also depends upon its ability to manage successfully the composition of its income and assets on an ongoing basis. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for the Cityfunds series to qualify as a REIT. Thus, while the Cityfunds initial series and each subsequent series intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances, no assurance can be given that such series will so qualify for any particular year.

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If a series fails to qualify as a REIT in any taxable year, and it does not qualify for certain statutory relief provisions, such series would be required to pay U.S. federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates, and distributions to holders of a series’ interests would not be deductible by it in determining its taxable income. In such a case, the series might need to borrow money, sell assets, or reduce or even cease making distributions in order to pay its taxes. The series’ payment of income tax would reduce significantly the amount of cash available for distribution to holders of series’ interests. Furthermore, if a series fails to maintain its qualification as a REIT, the series no longer would be required to distribute substantially all of its net taxable income to holders of series’ interests. In addition, unless the series is eligible for certain statutory relief provisions, it could not re-elect to qualify as a REIT until the fifth calendar year following the year in which it failed to qualify.

Complying with the REIT requirements may cause a series to forego and/or liquidate otherwise attractive investments.

To qualify as a REIT, each series must ensure that it meets the REIT gross income tests annually. In addition, each series must ensure that, at the end of each calendar quarter, at least 75% of the value of its total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. Any investment in securities (other than government securities, securities of corporations that are treated as taxable REIT subsidiaries or “TRSs” and qualified REIT real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of the assets of the series (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of the total securities of the series can be represented by securities of one or more TRSs. If a series fails to comply with these asset requirements at the end of any calendar quarter, it must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification and suffering adverse tax consequences. In addition, under applicable provisions of the Code regarding prohibited transactions by REITS, any net income that the series derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. See “U.S. Federal Income Tax Considerations-Requirements for Qualifications-General-Prohibited Transactions.”

To meet these tests, each series may be required to take or forgo taking actions that it otherwise would otherwise consider advantageous. For instance, in order to satisfy the gross income or asset tests applicable to REITs under the Internal Revenue Code, the series may be required to forego certain investments that it otherwise would make. In addition, in order to avoid the imposition of a 100% tax in connection with a prohibited transaction, the series may be required to forego the sale or disposition of certain investments that it otherwise would undertake. Furthermore, the series may be required to make distributions to holders of series interests at disadvantageous times or when it does not have funds readily available for distribution. These actions could have the effect of reducing the series’ income and amounts available for distribution to holders of series’ interests. Thus, compliance with the REIT requirements may hinder the investment performance of the series.

The REIT distribution requirements could require the series to borrow funds during unfavorable market conditions or subject it to tax, which would reduce the cash available for distribution.

In order to qualify as a REIT, a series must distribute to holders of such series’ interests, on an annual basis, at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. In addition, the series will be subject to U.S. federal income tax at regular corporate rates to the extent that it distributes less than 100% of its net taxable income (including net capital gains) and will be subject to a 4% nondeductible excise tax on the amount by which its distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. Each series intends to distribute its net income to its Members in a manner intended to satisfy the REIT 90% distribution requirement and to avoid U.S. federal income tax and the 4% nondeductible excise tax.

In addition, taxable income of a series may exceed its net income as determined by generally accepted accounting principles, or GAAP, because, for example, a series may incur nondeductible capital expenditures or be required to make debt or amortization payments. As a result of the foregoing, the series may generate less cash flow than taxable income in a particular year and it may incur U.S. federal income tax and the 4% nondeductible excise tax on that income if it does not distribute such income to holders of such series’ interests in that year. In that event, the series may be required to use cash reserves, incur debt or liquidate assets at rates or times that it regards as unfavorable or make a taxable distribution of its interests in order to satisfy the REIT 90% distribution requirement and to avoid U.S. federal income tax and the 4% nondeductible excise tax in that year.

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Even if a series qualifies as a REIT, it may incur tax liabilities that reduce its cash flow.

Even if a series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income and assets, including taxes on any undistributed income, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. See “U.S. Federal Income Tax Considerations—Taxation of REITs in General.” In addition, any TRSs owned by a series will be subject to U.S. federal, state and local corporate income taxes. Any taxes paid by the series or its TRSs would decrease the cash available for distribution.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of a series.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of a series’ interests that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of REITs, including CItyfunds interests.

The ability of the Manager to revoke the REIT election of a series without the approval of holders of such series interests may cause adverse consequences to holders of series’ interests.

Our operating agreement provides that the Manager may revoke or otherwise terminate the REIT election of the Cityfunds series and any subsequent series, without the approval of holders of such series’ interests, if the Manager determines that it is no longer in the best interest of such series to continue to qualify as a REIT. If a series ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to holders of the series’ interests, which may have adverse consequences on its total return to holders of series’ interests.

Legislative or regulatory tax changes related to REITs could materially and adversely affect our business.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. The initial Cityfunds series and holders of series interests could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Risks relating to the structure, operation and performance of our Company and the series.

Both we and the Manager are newly formed companies and have limited operating history, which makes our future performance difficult to predict.

Both we and the Manager are newly formed companies and have limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;
●	increase awareness of our name within the investment products market;
●	attract, integrate, motivate, and retain qualified personnel to manage our day-to-day operations; and
●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our investors. There can be no assurance that we will achieve our investment objectives.

An investment in a series constitutes only an investment in the series and not in the Company, any other series or directly in any property owned by the series.

An investor in a series will acquire an ownership interest only in the series and not, for the avoidance of doubt, in (i) the Company, (ii) any other series or (iii) directly in the properties owned the series or the properties owned by any other series. The voting rights of the investor are solely related to the series and are limited by the Operating Agreement. Investors will have voting rights only with respect to certain matters primarily relating to amendments to the Operating Agreement that would adversely change the rights of the investor and the removal of the Manager for cause. The Manager thus retains significant control over the management of the Company, the series and the properties. Furthermore, because the interests do not constitute an investment in the Company as a whole, investors are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series. In addition, the economic interest of an investor will not be identical to owning a direct undivided interest in a property owned by the series.

The series may invest through subsidiaries that hold our interests in our Real Property Investments.

We intend for a series to form a subsidiary to make investments and, through such subsidiary, to own and operate our Real Property Investments (as defined below). The return of a series will depend on the revenues generated by its properties and the appreciation of the value of those properties over time. This, in turn, depends on factors as the expertise of the Manager, national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges). The value of a property may decline substantially after a series purchases its interest in it.

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There is currently no public trading market for the interests.

There is currently no public trading market for the interests and an active market may not develop or be sustained. If an active public trading market for interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a resale market does develop, the market price could decline below the amount you paid for your interests. The Manager is not obligated to develop a resale market for the interests and does not currently intend to do so. Investors should consider the resale market for the interests to be limited.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore        must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore        must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

There can be no guarantee that the Company will reach its funding target for a series.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target for a series. If fewer interests are sold, investors will be responsible for paying proportionately larger shares of Operating Expenses and proportionately less capital will be available to the series for investment. This will limit the ability of the series to acquire more interests and potentially achieve higher returns for investors.

We may not be able to control the Operating Expense of our properties, or such Operating Expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control the Operating Expenses of our properties include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease a property, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our Operating Expenses increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

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Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth.

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and purchasers for our series investments. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships, and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels as those used by our Company and the series. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease properties, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive. We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties. If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices, we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease our properties, which could adversely affect our results of operations and cash flow.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition, and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments, or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment, or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the Manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company, the Manager will have little exposure to loss in the value of the interests. Without this exposure, our investors may be at a greater risk of loss because the Manager does not have as much to lose from a decrease in the value of our interests as do those Managers who make more significant equity investments in their companies.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize the Manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the Manager and its affiliates as well as the Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Manager’s financial condition or our relationship with the Manager could hinder the Manager’s ability to successfully manage our operations and our properties.

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Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses, and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with investors in all other series and not just those who hold the same series as them.

The Company is structured as a Delaware series limited liability company that issues interests in a separate series for each city in which it intends to invest. Each series will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act, or the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law. If the Company’s series limited liability company structure is not respected, then investors in a series may have to share any liabilities of the Company with investors in all other series and not just those who hold the same series as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests, or the likelihood of any distributions being made by a series to investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet our liabilities.

Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who provide services to us through the Operating Agreement, and we may not find a suitable replacement if the Manager resigns or is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the Manager’s executive team and other personnel of the Manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy. Each of our executive officers will also serve as an officer of the Manager. The Manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will evaluate, negotiate, close, and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the Manager resigns or is terminated in accordance with the terms of the Operating Agreement and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

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The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest.

Certain of the Manager’s officers also serve or may serve as officers or employees of Nada, as well as other Nada-sponsored vehicles and other companies unaffiliated with Nada. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and our executive officers and the resources of Nada may also be required by the Nada-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the Manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The terms of the Operating Agreement make it so that it may adversely affect our inclination to end our relationship with the Manager.

Under the terms of the Operating Agreement, we may replace the Manager with an affirmative vote of two-thirds in capital of the Members upon the occurrence of certain events described under “Management—Term and Removal of Manager”. Unsatisfactory financial performance does not constitute grounds for replacing the Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the Manager, and its affiliates.

Each of our executive officers is an executive officer of the Manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The Operating Agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers, and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including other equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	the Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

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We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, the Operating Agreement does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the Operating Agreement, and we have agreed to indemnify the Manager against certain liabilities. As a result, we may experience poor performance or losses for which the Manager would not be liable.

Pursuant to the Company’s Operating Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder. The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the Operating Agreement, the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the Operating Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which has a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes, and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

These factors may have a material adverse effect on the value that we can realize from our assets.

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Our investments in Homeshares will be subject to the risks associated with newer real estate products.

Our investments in Homeshares will be subject to the risks associated with newer real estate products such as the potential for greater federal, state, and local regulatory scrutiny and a greater lack of certainty in courts in the event of litigation.

It is possible that Homeshares will be treated as securities and that their offer to homeowners and their sale to us will need to be conducted in accordance with federal and state securities laws. Our Manager will seek to structure the acquisition of Homeshares so as to fall within exemptions from broker-dealer registration under the Securities Exchange Act and the sale of Homeshares to us so as to fall within private sale exemptions under the Securities Act. The uncertainty in this regard may have a material adverse effect on our ability to invest in Homeshares and the value that we can realize from our investments in Homeshares.

Many factors impact the residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time-consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible, or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

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We may not be able to sell our series properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease properties as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated property. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investor could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to others, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time-to-time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates, and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which leads to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tents, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow. If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures. This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property. As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

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We may engage in development, redevelopment, or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment, or repositioning activities with respect to properties that we acquire as we believe market conditions dictate. If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount, and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

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Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships, and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition, or results of operations for a property and its related series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations.

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The adverse economic effects of the COVID-19 pandemic are unknown and could materially impact this investment.

In December 2019, a novel strain of coronavirus, labeled COVID-19, was reported to have surfaced in Wuhan, China. This virus, declared a pandemic by the World health Organization, has spread throughout the world and to every state in the United States. Although mitigation efforts including vaccination programs have begun to have an impact on reducing the severity of the COVID-19 pandemic, the virus is still expected to have a negative impact on economic conditions in the United States and elsewhere.

Although we are just beginning our operations and the coronavirus has not yet impacted our business, we expect that, like most businesses world-wide, the coronavirus pandemic will impact us in ways that may be material. It may affect the ability of our series to successfully conduct their securities offerings and acquire their series properties, prospective tenants in their ability to lease and pay rent on our series properties, our Manager to successfully manage our operations and the future value of any series properties that we may acquire. We cannot presently predict the scope and severity with which, or for how long, the coronavirus will impact our business, financial condition, results of operations and cash flows.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state, and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties. In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

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The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by a series. While we expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If a tenant defaults, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time, we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to rezoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies, or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant, or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant, or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant, or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us, and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

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Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state, and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergies or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

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Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income, and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Effective internal control is necessary for us to accurately report our financial results. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal control will become more complex, and we may require significantly more resources to ensure our internal control remains effective. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition, or liquidity.

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Risks Related to Ownership of our Interests.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the series in which they are invested. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series in very limited circumstances following an affirmative vote of two-thirds of the Company’s investors, and unsatisfactory financial performance does not constitute grounds for removal. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating a series property.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series is expected to incur in acquiring a property. These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required, a federal court of the United States. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the Operating Agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

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You may be unable to resell your series interests at desired times or prices, if at all.

While the initial sales of series interests are exempt from state securities registration requirements under Regulation A, that exemption does not apply to resales of the series interests to other investors by purchasers of the series interests. Each state has its own securities laws, often called “blue sky” laws. These laws limit resales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; these laws also govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. The fact that the initial offering and sale of series interests qualifies for an exemption is not relevant to determining whether there is an exemption in a given state to allow a holder to resell the series interests to a resident of a given state. There may be significant state blue sky law restrictions on your ability to sell, and on purchasers to buy, your series interests.

Given the limited liquidity for the series interests, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the Secondary Trading Platform or your ability to resell your series interests on the Secondary Trading Platform at all.

You should consider the resale market for our securities to be limited. You may be unable to resell your series interests, or you may be unable to resell them without the significant expense of state registration or qualification.

The series interests will not be listed on any securities exchange, will generally not be transferable except through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the series interests indefinitely.

The series interests will not be listed on any securities exchange such as the Nasdaq Stock Market or the New York Stock Exchange. The series interests will generally not be transferable except through the Secondary Trading Platform, to the extent such platform is established and maintained.

We expect that after a series’ offering has concluded, the Secondary Trading Platform will be a venue available for the resale of such series’ interests through the broker-dealer, Dalmore, as a broker-dealer member of the Secondary Trading Platform; provided, however, that any such resale of a series’ interests will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any series interests will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of series interests to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their series interests indefinitely. As a result, you may lose some or all of your investment. See “Plan of Distribution- Transferability of the Interests.”

The trading price of the series interests that trade on the Secondary Trading Platform may be extremely volatile.

Securities that trade on the Secondary Trading Platform, as with other public markets, likely will experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as the series interests may have. Series interest prices on the Secondary Trading Platform could fluctuate widely in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, property value, appraisals of the applicable property, occupancy rates, and economic, market, geopolitical and other external factors. As a result, the market prices of the series interests that may be listed on the Secondary Trading Platform may be volatile, and holders of such series interests may experience a decrease in the value of their interests. No assurance can be given that the market price of the series interests will not fluctuate or decline significantly in the future or that you will be able to sell your series interests when desired on favorable terms or at all.

While we expect the Secondary Trading Platform will be available after the conclusion of a series offering, resale of a series’ interests on the Secondary Trading Platform will be subject to federal and state securities laws and the transfer restrictions set forth in the Operating Agreement, and there can be no assurance that an active market for any series interests will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of series interests to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their series interests indefinitely. See “Plan of Distribution – Transferability of the Interests.”

Because of the illiquid nature of the series’ interests, you should purchase the interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

The Nada Finance App and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our web and mobile app-based investment platform, the Nada Finance App, and the PPEX ATS are complex systems composed of many interoperating components that incorporate software that is highly complex. Our business is dependent upon our ability to prevent system interruption on the Nada Finance App and the PPEX ATS. Our software, including opensource software that is incorporated into our code, and the software supporting the PPEX ATS, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including opensource software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Nada Finance App users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Nada Finance App unavailability or system disruption. In addition, we have experienced outages on the Nada Finance App due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Nada Finance App. If the AWS data centers fail, Nada Finance App users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of the Nada Finance App to users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Nada Finance App. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Nada Finance App or a negative experience for users and investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results. The PPEX ATS faces risks similar to those described above.

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DESCRIPTION OF BUSINESS

Company Overview

Cityfunds I, LLC, which we refer to as “we,” “us,” “our,” “Cityfunds” or the “Company,” is a Delaware series limited liability company formed on April 26, 2021 to enable public investment in residential real estate in specific cities. A separate series of the Company has been        formed to invest in properties in each such city, either directly, or through home equity investment products which we have termed “Homeshares.” We are offering membership interests in each of the series to investors through this Offering Circular. As of June 30, 2023, Series #Austin, Series #Dallas, Series #Miami, and Series #Tampa have each conducted series offering closings, have begun operations and have made investments. As of June 30, 2023, the other series described in this offering circular, although they have begun their series offerings, have not conducted any closings or have begun operating.

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

Real estate for the majority of people is considered to be inaccessible, restrictive, and unnecessarily complicated. Real estate investing should be easy, simple, and transparent. Our mission is to create financial products that provide everyone with access to wealth and financial freedom through equity ownership in residential real estate.

Cityfunds is a unique product that is designed to be index-like through our focus on investing in a specific city’s residential real estate market. Each series makes investments in owner-occupied homes, receiving an equity position that provides the series with the ability to participate in the future appreciation of each home. Each series may also acquire single family homes to operate as rental properties.

The membership interests in a particular series represent an indirect investment in the properties that the series owns in the designated city. The interests do not represent an investment in any other series, the Company, or the Manager. We do not anticipate that any series will own anything other than the investments associated with such series other than cash and equivalents and marketable publicly traded securities.

Investment Objectives

Our primary investment objective is to realize growth in the value of your investment by investing in residential real estate while seeking to preserve, protect and return your investment. We cannot assure you that we will attain this objective or that the value of our properties and your investment will not decrease.

Our primary investment strategy is to acquire, invest in, manage, operate, selectively leverage, and sell residential real estate in the form of Homeshares and single family rental properties in larger cities in the United States. We focus on acquiring residential real estate we believe have possibilities for long-term appreciation.

An investment in a single series will provide you with exposure to a portfolio of residential real estate in a specific city and investments in multiple series will provide you with exposure to a portfolio of residential real estate in multiple cities.

Our Manager

The Company is managed by Cityfunds Manager, LLC, a joint venture between Nada Asset Management LLC, or Nada, and Compound Asset Management, LLC. Cityfunds Manager, LLC is controlled by Nada. Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of April 26, 2021, or the Operating Agreement, the Manager will provide certain management, advisory and support services to the Company and to each series and its subsidiaries.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of investments. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective management, and timely disposition of investments. As such, we have developed a disciplined investment approach that combines the experience of the Manager with a structure that emphasizes thorough market research, stringent underwriting standards, and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each property acquired.

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To execute our disciplined investment approach, the Manager will take responsibility for developing and implementing the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of or an investment in a property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Certain of our investments in real estate will take the form of holding fee title or a long-term leasehold estate in a property. We refer to these investments as “Real Property Investments.” We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Manager.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

Investments in Home Equity Investments “Homeshares”

Certain of our investments in real estate will take the form of shared equity interests also known as home equity investments in single-family residential properties, which we refer to as “Homeshares.”

A Homeshare investment will provide for the sale to a series by a homeowner of an option to purchase, in the future, an undivided percentage interest in and to the primary residence of the homeowner in consideration for payment by the series to the homeowner of an amount, which we refer to as the option purchase premium, determined by reference to the estimated value of the unencumbered portion of the homeowner’s property as of the end of the term of the option.

The option will be documented by agreements between a series and the homeowner, which will include: (1) an Option Agreement covering the financial terms of the option, (2) a Covenant Agreement containing certain covenants and undertakings on the part of the homeowner for the benefit of the series, and (3) a recorded Mortgage evidencing the amounts payable pursuant to the Option Agreement, Covenant Agreement and Mortgage.

We intend to generate income from a Homeshare that we own upon one of the following events: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the Option Holder’s Investment Amount, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect our Option Holder’s Investment Amount, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on our Option Holder’s Investment Amount, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect our Option Holder’s Investment Amount. Homeshares do not generate monthly cashflow.

Investment Process

The Manager has the authority to make all of the decisions regarding our investments consistent with the investment objective and the portfolio construction, leverage and operating policies approved by the Manager and subject to the limitations in the Operating Agreement.

The Manager will focus on the sourcing, acquisition, investment in, and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the Manager will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

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●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering, and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions, and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Portfolio Construction Policy

We will seek to construct our investment portfolio so that the Company will be exempt from registration under the Investment Company Act. Section 3(a)(1)(C) of the Investment Company Act excludes from the definition of “investment company” any company that holds at least 60% of its assets in investment that are not securities (other than cash and government securities). Section 3(c)(5)(C) thereunder excludes from investment company registration companies primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on or interests in real estate. The Section 3(c)(5)(C) exemption is available to companies with assets consisting of at least 55% in mortgages and other liens on real estate, or Qualifying Interests, not more than 45% in other kinds of real estate interests, or Real Estate-Related Interests, and not more than 20% assets that have no relationship to real estate. At least 80% of total assets must consist of Qualifying Interests and Real-Estate Related Interests.

We anticipate that our targeted investments will be deemed Qualifying Interests. These assets include fee interests, installment land contracts, leaseholds, mortgage loans, deeds of trust, and other interests secured by real estate, condominiums, and cooperative housing loans, real estate, and portfolios that we control consisting of different types of these interests. The Manager will review its investment portfolio construction regularly to anticipate any changes required to maintain exemption from registration under the Investment Company Act.

We may invest up to 45% of our assets in Real Estate-Related Interests. These assets include securities backed by mortgages or other interests in real estate, or interests in companies that invest in mortgages or other interests in real estate.

We may invest up to 20% of our assets in non-real estate assets without restriction. We anticipate that any such investments will be in cash and equivalents and marketable publicly traded securities.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured borrowing facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage from government-sponsored programs and private sources that is long-term, non-recourse and non-mark-to-market to the extent obtainable on a cost-effective basis. The Manager may from time to time modify our leverage policy in its discretion. However, as of March 15, 20231, it is our policy to not borrow more than 65% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value (measured using an industry recognized automated valuation model) of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the Manager.

1 Prior to March 15, 2023, our leverage limit was capped at 50%. We have temporarily increased our maximum leverage percentage because we expect that this will help us accelerate investments in the early stages of our Cityfunds I, LLC series deployment. Following this deployment phase, as our individual series begin to mature, we intend to reduce the maximum leverage percentage to the original 50% cap.

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Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The Manager will review and monitor credit risk and other risks of loss associated with each investment. The Manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the Manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the Operating Agreement, we have the authority to issue an unlimited number of additional interests or other securities. The Manager may elect to: (i) sell additional securities in future private offerings or (ii) issue additional securities in public offerings. To the extent we issue additional interests in a series after your purchase of an interest in a series, your percentage ownership interest in the series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests

Disposition Policies

We intend to hold and manage the single-family residential properties we acquire for a period of three to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Manager may determine that it is in the best interests of shareholders to sell a property earlier than three years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights, and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the Manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Description of the Property Management Agreement

The Company will appoint the Manager or a third-party property management company to serve as the property manager to manage the underlying series-owned properties pursuant to a series-specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

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Each property management agreement will terminate on the earlier of: (i) the Manager’s discretion to terminate a property management agreement at predetermined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series-owned property has been liquidated and the obligations connected to the series-owned property (including contingent obligations) have been terminated, (iii) the removal of the Manager as Managing Member of our company and thus of all series (if the property manager is the Manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties, or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as a property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Property Management Fee

As compensation for the services provided by the Company appointed property manager, each series will be charged a property management fee at market terms and rate pursuant to the terms of the property management agreement.

The Nada Finance App

The Managing Member operates a web and mobile app-based investment platform referred to herein as the Nada Finance App. Through the use of the Nada Finance App, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

The Nada Finance App is the intellectual property of Nada Holdings, Inc. and neither the Company, nor any of our series, has any ownership rights in the Nada Finance App. Nada Holdings, Inc. has granted a license to each series in order to, among other things, use the Nada Finance App for their series offerings, pursuant to the Nada Finance App license agreement, a copy which is attached as an exhibit to the offering statement of which this offering circular forms a part. Any fees associated with a series’ use of the Nada Finance App will be included as part of the quarterly management fee payable to the Manager by a series.

The Nada Finance App may provide other products, including financial or banking products provided by Nada Holdings, Inc. or other third parties or affiliates that are not related to the Company or any of our series. Cityfunds makes no representations or warranties related to any offering or products provided by Nada Holdings, Inc, the Managing Member, or the Nada Finance App and is not responsible for any such offerings or products.

Our Company Information

Our principal executive offices are located at 1315 Manufacturing Street, Dallas, TX 75207.

Employees

Neither the Company nor the Manager has any employees.

Legal Proceedings

None of the Company, any series, the Manager, nor any executive officer of the Company or the Manager is presently subject to any material legal proceedings.

Descriptions of the Series Being Offered

Set forth below is a description of each of the series being offered by way of this offering circular.

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DESCRIPTION OF SERIES #AUSTIN

The Series #Austin has been established to allow investors who acquire interests in this offering to own an interest in a portfolio of single-family residential properties in Austin, Texas.

We expect to use substantially all the net proceeds from the Series #Austin offering to invest in or acquire single-family residential properties in Austin, including single family homes and shared equity interests, that is, Homeshares, which we collectively refer to as our targeted investments. We intend to focus on acquiring properties that we believe are likely to have possibilities for capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who may be distressed or face time-sensitive deadlines.

A Homeshare is not a direct investment in real property. It is a contractual right entered into with a homeowner for an option to purchase, in the future, an undivided percentage interest in the primary residence of the homeowner in consideration for a certain payment to the homeowner. A Homeshares agreement provides us with a potential return in one of the following ways: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the value of our percentage interest in the home, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect the value of our percentage interest, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on the value of our percentage interest, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect the value of our percentage interest. Homeshares do not generate monthly cashflow.

Our investment objectives are (1) to realize growth in the value of our investments, and (2) to preserve, protect, and return your capital contribution. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Austin, Texas

Austin is the capital city of the U.S. state of Texas, as well as the largest city of Travis County, with portions extending into Hays and Williamson counties. Incorporated on December 27, 1839, it is the 11th-most populous city in the United States, the fourth-most-populous city in Texas, and the second-most-populous state capital city after Phoenix, Arizona. It is the most populous state capital that is not also the most populous city in its state. It has been one of the fastest growing cities in the United States since 2010. Austin is the southernmost state capital in the contiguous United States and is considered a “Beta −” global city as categorized by the Globalization and World Cities Research Network.

As of the 2020 census, Austin had a population of 961,855, up from 790,491 at the 2010 census. The city is the cultural and economic center of the Austin–Round Rock metropolitan statistical area, which had an estimated population of 2,352,000 as of 2022.

Use of Proceeds

The table below sets forth our estimated use of proceeds from the offering: $7 million in Series #Austin Interests, the maximum offering amount. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-family residential properties. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

Gross Offering Proceeds	$7,000,000
Less:
Offering Expenses[1]:	$50,000
Sales Commissions:	$70,000
Net Proceeds from this Offering:	$6,880,000
Estimated Amount available for Investment	$6,880,000

1.	We will reimburse our Manager for organization and offering costs, which are expected to be approximately $50,000. Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the interests offered in the circular offering . These expenses include the marketing and distribution of interests, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing reports, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Series #Austin Single Family Rental Properties Investments

As of December 31, 2022, series #Austin acquired 3 single family rental properties and sold 1 single family rental property. Acquisitions and sale of single family rental properties are referenced in the table below.

Series #	Location	Acquisition Date	Purchase Price	Sale Date	Sale Price
Austin	Lockhart, TX	3/15/2022	$288,345		$
Austin	Llano, TX	6/1/2022	$150,000	7/20/2022		$180,000
Austin	Manor, TX	8/11/2022	$389,000		$

Series #Austin Homeshares Investments

As of December 31, 2022, series #Austin acquired 14 Homeshares. Acquisitions and payoff of Homeshares are referenced in the table below.

Series #	Location	Acquisition Date	Investment	Payoff Date	Maturity Date
Austin	Leander, TX	8/29/2022	$40,000		8/29/2032
Austin	Austin, TX	8/31/2022	$40,000		8/31/2032
Austin	Pflugerville, TX	9/21/2022	$25,000		9/21/2032
Austin	Elgin, TX	9/28/2022	$40,000		9/28/2032
Austin	Pflugerville, TX	10/7/2022	$40,000		10/7/2032
Austin	Taylor, TX	10/10/2022	$40,000		10/10/2032
Austin	Hutto, TX	10/15/2022	$40,000		10/15/2032
Austin	Taylor, TX	10/19/2022	$25,000		10/19/2032
Austin	Austin, TX	10/21/2022	$40,000		10/21/2032
Austin	Jarrell, TX	10/31/2022	$40,000		10/31/2032
Austin	Elgin, TX	11/28/2022	$37,000		11/28/2032
Austin	Kyle, TX	12/8/2022	$40,000		12/8/2032
Austin	Round Rock, TX	12/9/2022	$40,000		12/9/2032
Austin	Taylor, TX	12/13/2022	$17,174		12/13/2032

Prior Offerings of Series #Austin Interests

The Company closed on the sale of 13,000 Series #Austin Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $130,000 of gross proceeds.

In addition, we sold approximately 46,168 Series #Austin interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $461,676. In addition, we also issued 457 Series #Austin Interests to OpenDeal Portal, as a part of their commission for hosting the Series #Austin Regulation CF offering.

We have offered, are offering, and may continue to offer up to $7 million in Series #Austin Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of May 31, 2023, Series #Austin sold 18,376 Series #Austin Interests for a gross amount of $183,763.

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DESCRIPTION OF SERIES #DALLAS

The Series #Dallas has been established to allow investors who acquire interests in this offering to own an interest in a portfolio of single-family residential properties in Dallas, Texas.

We expect to use substantially all the net proceeds from the Series #Dallas offering to invest in or acquire single-family residential properties in Dallas, including single family homes and shared equity interests, that is, Homeshares, which we collectively refer to as our targeted investments. We intend to focus on acquiring properties that we believe are likely to have possibilities for capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who may be distressed or face time-sensitive deadlines.

A Homeshare is not a direct investment in real property. It is a contractual right entered into with a homeowner for an option to purchase, in the future, an undivided percentage interest in the primary residence of the homeowner in consideration for a certain payment to the homeowner. A Homeshares agreement provides us with a potential return in one of the following ways: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the value of our percentage interest in the home, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect the value of our percentage interest, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on the value of our percentage interest, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect the value of our percentage interest. Homeshares do not generate monthly cashflow.

Our investment objectives are (1) to realize growth in the value of our investments, and (2) to preserve, protect, and return your capital contribution. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Dallas, Texas

Dallas is a city in the U.S. state of Texas and the largest city in Dallas County, with portions extending into Collin, Denton, Kaufman, and Rockwall counties. With a 2020 census population of 1,304,379, it is the ninth most-populous city in the U.S. and the third largest in Texas after Houston and San Antonio. Located in North Texas, the city of Dallas is the main core of the largest metropolitan area in the Southern United States and the largest inland metropolitan area in the U.S. that lacks any navigable link to the sea. It is the most populous city in the Dallas–Fort Worth metroplex, the fourth-largest metropolitan area in the country estimated at just over 8 million in population.

Dallas and nearby Fort Worth were initially developed due to the construction of major railroad lines through the area allowing access to cotton, cattle, and later oil in North and East Texas. The construction of the Interstate Highway System reinforced Dallas’s prominence as a transportation hub, with four major interstate highways converging in the city and a fifth interstate loop around it. Dallas then developed as a strong industrial and financial center and a major inland port, due to the convergence of major railroad lines, interstate highways, and the construction of Dallas/Fort Worth International Airport, one of the largest and busiest airports in the world.

Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering: $7 million in Series #Dallas Interests, the maximum offering amount. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-family residential properties. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

Gross Offering Proceeds	$7,000,000
Less:
Offering Expenses[1]:	$50,000
Sales Commissions:	$70,000
Net Proceeds from this Offering:	$6,880,000
Estimated Amount available for Investment	$6,880,000

1.	We will reimburse our Manager for organization and offering costs, which are expected to be approximately $50,000. Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the interests offered in the circular offering. These expenses include the marketing and distribution of interests, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing reports, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of interests under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Series #Dallas Single Family Rental Properties Investments

As of December 31, 2022, series #Dallas acquired 2 single family rental properties. Acquisitions of single family rental properties are referenced in the table below.

Series #	Location	Acquisition Date	Purchase Price	Sale Date	Sale Price
Dallas	White Settlement, TX	4/19/2022	$224,000		$
Dallas	Fort Worth, TX	10/28/2022	$410,000		$

Series #Dallas Homeshares Investments

As of December 31, 2022, series #Dallas acquired 14 Homeshares. Acquisitions and payoff of Homeshares are referenced in the table below.

Series #	Location	Acquisition Date	Investment	Payoff Date	Maturity Date
Dallas	Frisco, TX	9/13/2022	$25,000	10/31/2022	9/13/2032
Dallas	Dallas, TX	9/15/2022	$25,000		9/15/2032
Dallas	Crossroads, TX	9/17/2022	$40,000	11/16/2022	9/17/2032
Dallas	Aubrey, TX	9/19/2022	$25,000		9/19/2032
Dallas	Arlington, TX	9/26/2022	$25,000	11/22/2022	9/26/2032
Dallas	Allen, TX	9/27/2022	$25,000		9/27/2032
Dallas	Lewisville, TX	9/28/2022	$40,000		9/28/2032
Dallas	Dallas, TX	9/30/2022	$25,000		9/30/2032
Dallas	Fort Worth, TX	10/7/2022	$25,000		10/7/2032
Dallas	Dallas, TX	11/7/2022	$25,000		11/7/2032
Dallas	Rowlett, TX	11/18/2022	$50,000		11/18/2032
Dallas	Plano, TX	11/21/2022	$25,000		11/21/2032
Dallas	Princeton, TX	12/7/2022	$11,723		12/7/2032
Dallas	Plano, TX	12/15/2022	$25,000		12/15/2032

Prior Offerings of Series #Dallas Interests

The Company closed on the sale of 2,000 Series #Dallas Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $20,000 of gross proceeds.

In addition, we sold approximately 32,082 Series #Dallas interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $324,028. In addition, we also issued 321 Series #Dallas Interests to OpenDeal Portal, as a part of their commission for hosting the Series #Dallas Regulation CF offering.

We have offered, are offering, and may continue to offer up to $7 million in Series #Dallas Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of May 31, 2023, Series #Austin sold 7,557 Series #Dallas Interests for a gross amount of $75,570.

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DESCRIPTION OF SERIES #MIAMI

The Series #Miami has been established to allow investors who acquire interests in this offering to own an interest in a portfolio of single-family residential properties in Miami, Florida.

We expect to use substantially all the net proceeds from the Series #Miami offering to invest in or acquire single-family residential properties in Miami, including single family homes and shared equity interests, that is, Homeshares, which we collectively refer to as our targeted investments. We intend to focus on acquiring properties that we believe are likely to have possibilities for capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who may be distressed or face time-sensitive deadlines.

A Homeshare is not a direct investment in real property. It is a contractual right entered into with a homeowner for an option to purchase, in the future, an undivided percentage interest in the primary residence of the homeowner in consideration for a certain payment to the homeowner. A Homeshares agreement provides us with a potential return in one of the following ways: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the value of our percentage interest in the home, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect the value of our percentage interest, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on the value of our percentage interest, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect the value of our percentage interest. Homeshares do not generate monthly cashflow.

Our investment objectives are (1) to realize growth in the value of our investments, and (2) to preserve, protect, and return your capital contribution. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Miami, Florida

Miami is a coastal metropolis located in Miami-Dade County in southeastern Florida, United States. With a population of 442,241 as of the 2020 census, it is the 44th-largest city in the United States and the core of the nation’s eighth-largest metropolitan area. The city has the third-largest skyline in the U.S. with over 300 high-rises, 58 of which exceed 491 ft (150 m).

Miami is a major center and leader in finance, commerce, culture, arts, and international trade. The metro area is by far the largest urban economy in Florida and the 12th largest in the United States, with a GDP north of 400 billion as of 2021. In 2020, Miami was classified as a Beta + level global city by the GaWC (Globalization and World Cities Research Network). In 2019, Miami ranked seventh in the United States and 31st among global cities in business activity, human capital, information exchange, cultural experience, and political engagement. According to a 2018 UBS study of 77 world cities, the city was ranked as the third richest in the world and the second richest in the United States in purchasing power. Miami is nicknamed the “Capital of Latin America” and is one of the largest majority-minority cities in the United States with over 72.7% of the population being of Hispanic and Latino descent. As of 2021, the population of Miami-Dade County is north of 2.5 million.

Greater Downtown Miami has one of the largest concentrations of international banks in the United States and is home to many large national and international companies. The Health District, home to Jackson Memorial Hospital and the Leonard M. Miller School of Medicine at the University of Miami, among others, is a major center for hospitals, clinics, and the biotechnology and medical research industries. Port Miami is the busiest cruise port in the world in both passenger traffic and cruise lines, and the Port refers to itself as the “Cruise Capital of the World.” Miami is also a major tourism hub for international visitors, ranking second in the country after New York City.

Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering: $7 million in Series #Miami Interests, the maximum offering amount. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-family residential properties. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

Gross Offering Proceeds	$7,000,000
Less:
Offering Expenses[1]:	$50,000
Sales Commissions:	$70,000
Net Proceeds from this Offering:	$6,880,000
Estimated Amount available for Investment	$6,880,000

1.	We will reimburse our Manager for organization and offering costs, which are expected to be approximately $50,000. Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the interests offered in this circular offering. These expenses include the marketing and distribution of interests, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing reports, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of interests under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Series #Miami Single Family Rental Properties Investments

As of December 31, 2022, series #Miami acquired 1 single family rental property. Acquisitions of single family rental properties are referenced in the table below.

Series #	Location	Acquisition Date	Purchase Price	Sale Date	Sale Price
Miami	West Palm Beach, FL	8/19/2022	$412,500		$

Series #Miami Homeshares Investments

As of December 31, 2022, series #Austin acquired 5 Homeshares. Acquisitions and payoff of Homeshares are referenced in the table below.

Series #	Location	Acquisition Date	Investment	Payoff Date	Maturity Date
Miami	Coral Springs, FL	9/8/2022	$25,000		9/8/2032
Miami	Miami Garden, FL	10/14/2022	$40,000		10/14/2032
Miami	Doral, FL	11/21/2022	$40,000		11/21/2032
Miami	Pompano Beach, FL	11/28/2022	$40,000		11/28/2032
Miami	Sunrise, FL	10/10/2022	$40,000		10/10/2032

Prior Offerings of Series #Miami Interests

The Company closed on the sale of 4,000 Series #Miami Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $40,000 of gross proceeds.

In addition, we sold approximately 26,058 Series #Miami interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $263,181. In addition, we also issued 261 Series #Miami Interests to OpenDeal Portal, as a part of their commission for hosting the Series #Miami Regulation CF offering.

We have offered, are offering, and may continue to offer up to $7 million in Series #Miami Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of May 31, 2023, Series #Austin sold 11,210 Series #Miami Interests for a gross amount of $112,100.

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DESCRIPTION OF SERIES #TAMPA

The Series #Tampa has been established to allow investors who acquire interests in this offering to own an interest in a portfolio of single-family residential properties in Tampa, Florida.

We expect to use substantially all the net proceeds from the Series #Tampa offering to invest in or acquire single-family residential properties in Tampa, Florida including single family homes and shared equity interests, that is, Homeshares, which we collectively refer to as our targeted investments. We intend to focus on acquiring properties that we believe are likely to have possibilities for capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who may be distressed or face time-sensitive deadlines.

A Homeshare is not a direct investment in real property. It is a contractual right entered into with a homeowner for an option to purchase, in the future, an undivided percentage interest in the primary residence of the homeowner in consideration for a certain payment to the homeowner. A Homeshares agreement provides us with a potential return in one of the following ways: (i) upon the expiration of the option period, the homeowner can pay us the value of the option, or the value of our percentage interest in the home, based on an appraisal of the value of the primary residence, or we can compel the sale of the home to collect the value of our percentage interest, (ii) upon a sale of the home by the homeowner prior to the expiration of the option, we will be entitled to a portion of the sale proceeds based on the value of our percentage interest, or (iii) upon the occurrence and continuance of an event of default of certain material covenants under our agreements with the homeowner, we can compel the sale of the home to collect the value of our percentage interest. Homeshares do not generate monthly cashflow.

Our investment objectives are (1) to realize growth in the value of our investments, and (2) to preserve, protect, and return your capital contribution. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Tampa, Florida

Tampa is a major city on the Gulf Coast of the U.S. state of Florida. The city’s borders include the north shore of Tampa Bay and the east shore of Old Tampa Bay. Tampa is the largest city in the Tampa Bay area and the seat of Hillsborough County. With a population of 384,959 according to the 2020 census, Tampa is the third-most populated city in Florida after Jacksonville and Miami and is the 52nd most populated city in the United States.

Tampa functioned as a military center during the 19th century with the establishment of Fort Brooke. The cigar industry was also brought to the city by Vincente Martinez Ybor, after whom Ybor City is named. Tampa was formally reincorporated as a city in 1887, following the Civil War. Today, Tampa’s economy is driven by tourism, health care, finance, insurance, technology, construction, and the maritime industry. The bay’s port is the largest in the state, responsible for over $17 billion in economic impact.

The city is part of the Tampa-St. Petersburg-Clearwater, Florida Metropolitan Statistical Area which is a four-county area composed of roughly 3.1 million residents, making it the second largest metropolitan statistical area (MSA) in the state and the fourth largest in the Southeastern United States, behind Washington, D.C., Miami, and Atlanta. The Greater Tampa Bay area has an estimated 3 million residents and generally includes the Tampa and Sarasota metro areas.

Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering: $7 million in Series #Tampa Interests, the maximum offering amount. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-family residential properties. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

1.	We will reimburse our Manager for organization and offering costs, which are expected to be approximately $50,000. Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the interests offered in the circular offering. These expenses include the marketing and distribution of interests, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing reports, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of interests under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Series #Tampa Single Family Rental Properties Investments

As of December 31, 2022, series #Tampa acquired 1 single family rental property. Acquisitions of single family rental properties are referenced in the table below.

Series #	Location	Acquisition Date	Purchase Price	Sale Date	Sale Price
Tampa	Ruskin, FL	12/15/2022	$360,000

As of December 31, 2022, series #Austin acquired 14 Homeshares, series #Dallas acquired 14 Homeshares, and series #Miami acquired 5 Homeshares. No Homeshares were acquired for series #Tampa. Acquisitions of Homeshares are referenced in the table below.

Series #Tampa Homeshares Investments

As of December 31, 2022, series #Tampa has not made any Homeshares acquisitions.

Prior Offerings of Series #Tampa Interests

We have offered, are offering, and may continue to offer up to $7 million in Series #Tampa Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of May 31, Series #Tampa sold 12,299 Series #Miami Interests for a gross amount of $122,994.

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DESCRIPTION OF OTHER SERIES

As of May 31, 2023, series #Houston, #Nashville, #Phoenix, #Las Vegas, #Denver, and #Los Angeles have not started operations.

Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering for each series referenced in this section, assuming we sell in this offering: $7 million in each of Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver and Series Los Angeles Interests, the maximum offering amount. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of single-family residential properties. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

Gross Offering Proceeds	$7,000,000
Less:
Offering Expenses[1]:	$50,000
Sales Commissions:	$70,000
Net Proceeds from this Offering:	$6,880,000
Estimated Amount available for Investment	$6,880,000

1.	We will reimburse our Manager for organization and offering costs for each series referenced in this section, which are expected to be approximately $50,000. Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the interests offered in this circular offering. These expenses include the marketing and distribution of interests, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing reports, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of interests under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

Overview

●	Series #Austin – For the fiscal year ending December 31, 2022, Series #Austin has acquired two single family rental properties and invested in 14 Homeshares.

●	Series #Dallas – For the fiscal year ending December 31, 2022, Series #Dallas acquired 2 single family rental properties, invested in 14 Homeshares, and had 3 Homeshares pay-off.

●	Series #Miami – For the fiscal year ending December 31, 2022, Series #Miami acquired 1 single family rental property, and invested in 5 Homeshares.

●	Series #Tampa – For the fiscal year ending December 31, 2022, Series #Tampa has acquired one single family rental property.

●	As of December 31, 2022, Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver, and Series #Los Angeles have not acquired or invested in any assets.

Since its formation on April 26, 2021, the Company has been engaged primarily in developing the financial, offering, and other materials to begin offering interests in the initial ten series described in this offering circular and in acquiring properties for and operating the Austin, Dallas, Miami, and Tampa Series. We are considered to be a development stage company since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

As of June 30, 2023, Series #Austin, Series #Dallas, Series #Miami, and Series #Tampa have each conducted at least one closing, have begun operations and have made investments. As of June 30, 2023, the other series that are offering membership interests under this offering circular have not conducted a closing or begun operations other than offering their securities.

Operating Results

Revenues are generated at the series level. Each of the series in this annual are expected to generate revenues upon successful completion of each offering. The following series have generated revenues.

●	Series #Austin – For the fiscal year ending December 31, 2022, Series #Austin generated revenues in the amount of $20,029.

●	Series #Dallas – For the fiscal year ending December 31, 2022, Series #Dallas generated revenues in the amount of $21,380.

●	Series #Miami – For the fiscal year ending December 31, 2022, Series #Miami generated revenues in the amount of $7,000.

●	Series #Tampa – For the fiscal year ending December 31, 2022, Series #Tampa generated revenues in the amount of $0.

●	As of December 31, 2022, Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver, and Series #Los Angeles have not generated any revenues.

Each series are responsible for its own Operating Expenses. The following series have incurred Operating Expenses.

●	Series #Austin – For the fiscal year ending December 31, 2022, Series #Austin incurred Operating Expenses in the amount of $94,280.

●	Series #Dallas – For the fiscal year ending December 31, 2022, Series #Dallas incurred Operating Expenses in the amount of $80,991.

●	Series #Miami – For the fiscal year ending December 31, 2022, Series #Miami incurred Operating Expenses in the amount of $75,836.

●	Series #Tampa – For the fiscal year ending December 31, 2022, Series #Tampa incurred Operating Expenses in the amount of $27,755.

●	As of December 31, 2022,Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver, and Series #Los Angeles have not incurred any Operating Expenses.

Each of the series in this annual are expected to generate net income or loss upon successful completion of each offering. The following series have generated net loss.

●	Series #Austin – For the fiscal year ending December 31, 2022, Series #Austin incurred Operating Expenses in the amount of ($54,913).

●	Series #Dallas – For the fiscal year ending December 31, 2022, Series #Dallas incurred Operating Expenses in the amount of ($61,356).

●	Series #Miami – For the fiscal year ending December 31, 2022, Series #Miami incurred Operating Expenses in the amount of ($74,917).

●	Series #Tampa – For the fiscal year ending December 31, 2022, Series #Tampa incurred Operating Expenses in the amount of ($28,018).

●	As of December 31, 2022, Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver, and Series #Los Angeles have not incurred any Operating Expenses.

Liquidity and Capital Resources

As of December 31, 2022, the following series of the Company had cash or cash equivalents and financial obligations.

●	Series #Austin – For the fiscal year ending December 31, 2022, Series #Austin had a cash and cash equivalents balance of $13,741.

●	Series #Dallas – For the fiscal year ending December 31, 2022, Series #Dallas had a cash and cash equivalents balance of $14,068.

●	Series #Miami – For the fiscal year ending December 31, 2022, Series #Miami had a cash and cash equivalents balance of $38,170.

●	Series #Tampa – For the fiscal year ending December 31, 2022, Series #Tampa had a cash and cash equivalents balance of $14,266.

●	As of December 31, 2022, Series #Houston, Series #Nashville, Series #Phoenix, Series #Las Vegas, Series #Denver, and Series #Los Angeles have a cash and cash equivalents balance of $0.

As of May 31, 2023, the following series of the Company have not made any distributions to interest holders.

●	Series #Austin
●	Series #Dallas
●	Series #Miami
●	Series #Tampa
●	Series #Houston
●	Series #Nashville
●	Series #Phoenix
●	Series #Denver
●	Series #Los Angeles

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DIRECTORS AND OFFICERS

General

The Manager of the Company is Cityfunds Manager, LLC, a Delaware limited liability company and joint venture between Compound Asset Management, LLC, and Nada Asset Management LLC, a subsidiary of Nada Holdings Inc., and controlled by Nada.

All of our executive officers are employees of the Manager or its affiliates. The executive offices of the Manager are located at 1315 Manufacturing Street, Dallas, TX 75207.

Executive Officers

The following table sets forth certain information with respect to each of the executive officers of the Manager:

Executive Officer	Position held with our Company	Position held with the Manager
John Green	Manager, Principal Executive Officer	Manager
Mauricio Delgado	Manager, Principal Financial Officer	Manager

Biographical Information

Set forth below is biographical information of our executive officers:

John Green is a co-founder of Nada Holdings, Inc., where he has served as CEO and President since its inception in November 2018, where he manages all corporate vision, business model development, and expansion strategies to execute across all service verticals. Previously, Mr. Green served as a Strategic Advisor for Vámonos Credit, LLC, a brand focused on serving the Hispanic consumer across all aspects of a real estate transaction, from November 2017 until June 2018. Mr. Green was previously the Vice President of Strategy and Innovation at Pacific Union Financial, LLC, a top 10 independent mortgage lender, where from November 2012 until June 2018 he served as a growth strategy and implementation leader focused on new business ventures, technology, risk management, and go-to-market strategy. Mr. Green previously managed Quality Control for JPMorgan Chase – Mortgage from 2009 until November 2012. Prior to his career in financial services, Mr. Green was a professional recording and touring artist from 2005 until 2009, authoring and publishing two albums. Mr. Green has been a member of the American Society of Composers, Authors, and Publishers since 2006. Mr. Green is also an active and published member of the Forbes Finance Council.

Mauricio Delgado is a co-founder of Nada Holdings, Inc., where he has served as Chief Strategy Officer and Chief Product Officer since its inception in November 2018, where he manages all corporate finance, technology, strategic partnerships, and growth functions. Previously, Mr. Delgado co-founded and exited Vámonos Credit, LLC, a brand focused on serving the Hispanic consumer across all aspects of a real estate transaction, from July 2017 until June 2018. Mr. Delgado was previously the CEO and CFO of Tricolor Auto Group, LLC, a leading auto retailer and financer to the Hispanic consumer, which grew to more than $300mm in revenue, from 2013 until the company was sold in 2016. In addition, Mr. Delgado has a proven track record in institutional investing as Principal at Investar Financial Venture Capital Group, as Director at Highland Capital Management, L.P., and as Vice President at Lehman Brothers Private Equity from 2006 until 2013. Mr. Delgado’s investing track record includes investing and managing over $1 billion of capital across the capital structures of companies in the financial services, technology, energy, and real estate sectors. Mr. Delgado graduated from Stanford University and received his BS in Computer Science and his MBA from Stanford’s Graduate School of Business.

Advisors

Jesse Stein serves as an advisor to the Manager. Mr. Stein has served as a Managing Director of Everyrealm Inc. since October 2021. Previously, Mr. Stein served as the Head of Republic Real Estate from June 2020 until October 2021 and Chief Operating Officer of Compound Asset Management, Inc. from February 2018 until May 2020. Mr. Stein is also the Managing Principal of Advanced Fundamentals LLC, a data analytics and real estate indexing firm which he founded in July 2016. Previously, Mr. Stein served as the Chief Executive Officer of Commencement Capital, LLC from April 2016 until February 2018 and was a founding member and the Chief Operating Officer of ETRE Financial, LLC, a real estate financial services and information technology company, from August 2012 until February 2016. During his time with ETRE Financial, Mr. Stein also served as the Chief Operating Officer, Secretary, and a member of the Board of Directors of ETRE REIT, LLC. Mr. Stein graduated from Cornell University and received a master’s degree in real estate Investment from New York University.

Indemnification

The Company is authorized to indemnify its managers, officers, agents or controlling persons acting in their professional capacity pursuant to Delaware law and provisions of the Operating Agreement. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence, fraud willful misconduct or bad faith.

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COMPENSATION OF EXECUTIVE OFFICERS AND MANAGER

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of our executive officers, who are also executive officers of the Manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with our series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by Cityfunds Manager, LLC, the Manager. The Manager currently does not own, and at the closing of any series offering is not expected to own, any of the interests offered herein.

The Manager or an affiliate of the Manager may purchase interests in a series of the Company on the same terms as offered to investors. Additionally, the Manager may acquire interests in a series of the Company in the event that an acquisition loan, if outstanding, is not repaid prior to its maturity date, at which point, the outstanding balance of such acquisition loan will be converted into series interests under the same terms as in the applicable series offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Manager and the Operating Agreement

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager will perform its duties and responsibilities pursuant to the terms of the Operating Agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of our Manager

The responsibilities of our Manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of this offering, including the determination of its specific terms;

●	Asset Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as our Manager deems necessary to the proper performance of its obligations under the Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under the Operating Agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including, for example, answering phone calls and preparing and sending written and electronic reports;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales, or liquidity transactions.

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Management Compensation

Pursuant to the Operating Agreement, the Manager, or affiliated entities, may receive fees and expense reimbursements for services relating to this offering and the investment and management of our properties. The items of compensation are summarized in the following table:

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Asset Management Fee - Cityfunds Manager, LLC	The Manager will be paid a quarterly asset management fee equal to 0.375% (1.5% annually) of the value of the interests of each series, payable quarterly in arrears.	Actual amounts are dependent on the value of the interests of each series; we cannot determine these amounts at the present time.

Acquisition Fee - Cityfunds Manager, LLC	The Manager will be paid an acquisition fee equal to 1.0% of the purchase price for any single family home that a series acquires.	Actual amounts are dependent on the acquisition cost of each single family home that a series acquires; we cannot determine these amounts at the present time.

Tech Licensing Fee - Affiliate of the Manager

An affiliate of the Manager will be paid a monthly Mobile App License fee (“Tech Licensing Fee” or “License Fee” or “Mobile App License Fee”) equal to $10.00 for each single family home and Homeshare owned by each series.

Actual amounts are dependent on each single family home and Homeshare owned by each series; we cannot determine these amounts at the present time.

Homeshares Purchase Fee - Affiliate of the Manager (further discussed below)	An affiliate of the Manager will be paid a fee on each Homeshare acquired by a series that is equal to 5.0% of the affiliate investment cost for owner-occupied properties and 7.0% of the affiliate investment cost for investment properties. It is up to the sole discretion of the affiliate to collect this fee.	Actual amounts are dependent on the acquisition cost of each Homeshare acquired and whether if it is an owner-occupied property or an investment property; we cannot determine these amounts at the present time.

Reimbursement of Expenses - Cityfunds Manager, LLC	The Manager will be reimbursed for out-of-pocket expenses incurred in (i) our organization and series offerings, (ii) our operations and the acquisition and disposition of properties and (iii) retaining third parties to provide necessary services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities, or technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Fees from Other Services – Affiliates of the Manager or Third Parties	We may retain third parties, including certain of the Manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, origination, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Homeshares Fee

Nada Holdings, Inc., an affiliate of the Company, originates a Homeshares investment through it’s wholly-owned subsidiary, Nada Loans, LLC. Upon closing of a Homeshares agreement, the lien-holder of the Homeshare investment is Nada Investments LLC, a separate wholly-owned subsidiary of Nada Holdings, Inc. Nada Investments, LLC will hold ownership of the Homeshares asset until such time as a series of the Company has raised sufficient funds through its series offering to purchase the Homeshares asset for the cost of the option purchase premium and the fee discussed below.

Upon sale of the Homeshares asset from Nada Investments, LLC to a series, a fee is paid to Nada Investments, LLC by the series. The sale of a Homeshares asset to a series is documented through a “Homeshares Equity Investment Sale Agreement” entered into between Nada Investments, LLC, as seller, and the particular series investing in the Homeshare asses, as purchaser. The Homeshares Equity Investment Sale Agreement contains a schedule of assets purchased and the fee associated with each Homeshares asset purchased. Pursuant to the Homeshares Equity Investment Sale Agreement, the parties agree that the Homeshare interest shall be serviced by Nada Investments, LLC, and held in trust by Nada Custody, LLC for the benefit of the series purchaser.

Property Management Agreement Fees

Additionally, pursuant to the terms of the property management agreement entered into between the Manager and each series of the Company, the Manager will receive the following fees:

Management Fee	0 % of collected rents (minimum fee of $0 per month)
Leasing Fee

New Lease: 50% of monthly lease amount

Renewal Lease: 25% of renewal monthly lease amount

New Lease: Manager (or an affiliate of Manager providing lease brokerage services) will receive a commission equal to 50% of one month of rent for each new lease, net of any commission paid or payable to any non-affiliated broker, agent or other person in respect of such lease. For a Leasing Fee to be earned, any new lease shall have a minimum term of ten (10) months.

Renewal Lease: Manager (or an affiliate of Manager providing lease brokerage services) will receive a commission equal to 25% of one month of rent for each renewal lease executed with an existing tenant, net of any commission paid or payable to any non-affiliated broker, agent or other person in respect of such lease. For a Leasing Fee to be earned, any renewal lease shall have a minimum term of ten (10) months.

Capex Management Fee

5% of total capex improvement costs up to $5,000

15% of total capex improvement costs on the marginal amount greater than $5,000

Fee for the management and execution of capital expenditures over $5,000 on Properties purchased by Owner or during the management period

Inspection and Scope Creation	$350 Capital expenditure projects over $10,000

Quality assurance inspection (post-rehab)	$195 Capital expenditure projects over $10,000

Reimbursement of Expenses

Because our Manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager will be reimbursed for the documented cost of performing such tasks. The Manager will also pay all fees, costs, and expenses of the Company other than those specifically required to be borne by our Manager under the Operating Agreement. These expenses include, but are not limited to:

●	expenses associated with the formation of the Company or any subsidiary thereof and the offering, issuance, and distribution of our interests (or any other securities of our Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the acquisition, origination, disposition, and financing of our assets;

●	expenses of organizing, revising, amending, converting, modifying, or terminating the Company or any subsidiary thereof;

●	the compensation and expenses of our directors and the allocable interest of the cost of liability insurance under a universal insurance policy covering our Manager, Nada, and their respective affiliates, directors, executive officers;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our offering circular to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel, and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel, and agents of our Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, listing, clearing and custody of interests;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our Manager’s website;

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the Operating Agreement.

However, to the extent our Manager advances the fees, costs, and expenses that it is not obligated to pay under the Operating Agreement, the Company will reimburse our Manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

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Term and Removal of our Manager

The Operating Agreement provides that our Manager will serve as our Manager for an indefinite term, but that our Manager may be removed following an affirmative vote of two-thirds of the Company’s investors, or may choose to withdraw as manager, under the following certain circumstances:

●	our Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager that is not dismissed within 30 days, the issuance of an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

●	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “Cause” under the Operating Agreement and, therefore, would not be grounds for removal of the Manager.

Our Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of our investors so long as our Manager remains liable for any such affiliate’s performance.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before the event requiring such registration.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than accrued fees payable to our Manager, no additional compensation will be paid to our Manager in the event of the removal of our Manager.

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DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of and is qualified by reference to the Operating Agreement, the series operating agreements, and the subscription agreement relating to the purchase of the applicable series interests. Copies of these documents have been filed as exhibits to the offering statement of which this offering circular is a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, a particular series operating agreement or the subscription agreement (as applicable), the provisions of the Operating Agreement, the series operating agreement or the subscription agreement (as applicable) shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular ) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of the Company is an investment only in that particular series and not an investment in the Company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential, or other rights that are not otherwise available to the interest holders purchasing interests in connection with any series offering.

Subject to the provisions of the Operating Agreement, the Manager can cause the Company to establish one or more series of the Company through the creation of a written series operating agreement for each new series. A series operating agreement relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities, and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the Operating Agreement and in the series operating agreement, as applicable. Upon approval of any series operating agreement by the Manager, the series operating agreement is attached to the Operating Agreement as an exhibit thereto. The series operating agreement establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the Operating Agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct record, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the properties associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose, or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal, and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant properties will be held by, or for the benefit of, the relevant series.

All of the series interests offered by the circular offering will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the Manager, the interest holders of such series interests will not be liable to the Company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

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Valuation and Net Asset Value (NAV) Policies

Our policy is that after the end of each monthly period (e.g., January), during the following month (e.g., February), the Manager will calculate a net asset value (“NAV”) per interest for each series as of the previous month’s end (e.g., January 31st), such recalculated NAV to be in effect from the first day of the following month (e.g., March 1st), using a process that reflects, among other matters, (1) an estimated value of the series’ investments, including related liabilities, based upon reports of the underlying residential real estate assets provided by an independent valuation expert or automated valuation models, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions on interests in the series and (4) estimated accruals of the revenues, fees and expenses of the series. The Manager may decide to perform this recalculation of NAV on a quarterly basis rather than monthly.

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series-owned real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of such series-owned real estate assets, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest.

Our goal is to provide a reasonable estimate of the market value of the assets held by our series as of the end of each fiscal quarter. Our series’ assets will consist principally of residential real estate investments. Our independent valuation sources and internal accountants’ valuation of the real estate underlying these assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of the real estate underlying our series’ assets. Moreover, although we intend to evaluate and provide our NAV per series interest on a monthly basis (or calendar quarter basis, as we may determine), our NAV per series interest may fluctuate more frequently, so that the NAV per series interest in effect for any month may not reflect the precise amount that might be paid for series interests in a market transaction. Further, our published NAV per series interest may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per series interest may be in favor of either members who redeem interests, buy new interests, or existing members.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Regulation A, Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

Interest Purchase Price Adjustments

The Manager will begin reporting NAV per interest for each series on a monthly basis (or calendar quarter basis, as the Manager may determine). Each series’ initial offering price will be indicated in the “OFFERING SUMMARY – Securities being offered” table. Thereafter, the Manager will adjust the NAV per interest for each series monthly (or quarterly, as the case may be), with adjusted NAVs to be in effect from the first day of the following month (or calendar quarter, as the case may be).

The Manager will file with the Commission on a monthly (or quarterly) basis a pricing supplement disclosing the determination of each series’ NAV per interest that will be applicable for such period. The Manager will file the pricing supplement promptly after the determination of each series’ NAV per interest. The Manager will also publish each series’ NAV per interest for such period in the Nada Finance App. The Nada Finance App also will contain this offering circular, including any supplements and amendments. The Manager will disclose, on a periodic basis in a supplement report filed with the SEC, the principal valuation components of each series’ Net Asset Value and NAV per interest.

Any subscriptions that the Manager receives prior to the filing of the pricing supplement disclosing NAV adjustment will be executed at the purchase price in effect at the time such subscription is received. Thus, even if settlement occurs during the following monthly (or quarterly) period, the purchase price for the interests will be the price in effect at the time the subscription was received.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement.

“Free Cash Flow” consists of the net income (as determined under US generally accepted accounting principles), including sale proceeds, rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the properties related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

The Company expects the Manager to make distributions of any Free Cash Flow on an annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the properties related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the Manager or any of its affiliates.

No series will distribute properties in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific properties of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

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Redemption provisions

The series interests are not currently redeemable, although we expect to establish a redemption plan in the future.

Registration rights

There are no registration rights in respect of the series interests.

Voting rights

The Manager is not required to hold an annual meeting of interest holders of the Company or any series. The Operating Agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in the Company or a series except with respect to:

(i)	the removal of the Manager;

(ii)	an amendment to the Operating Agreement that would:

a. modify the limited liability of the investor or the provisions governing indemnification and exculpation;

b. increase in any material respect the liabilities or responsibilities of, or diminish in any material respect the rights or protections of, the investor;

c. alter the interest of the investor in income, gains and losses or the provisions governing capital contribution, provided that the admission of additional investors in accordance with the terms of the Operating Agreement do not constitute such an alteration; or

d. change the matters on which the investor has the right to vote, or the voting percentage required for an action to be taken.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable. The removal of the Manager as manager of the Company and all series of the Company must be approved by two-thirds of the votes in capital of all interest holders in the Company and all series of the Company. All other matters to be voted on by the interest holders must be approved by a majority in capital of the votes cast by all interest holders in the relevant series of the Company present in person or represented by proxy.

The Manager has broad authority to take action with respect to the Company and any series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of interest holders as follows:

(i) to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein;

(ii) to cure any ambiguity or correct or supplement any provisions herein which may be inconsistent with any other provision herein, or correct any printing, stenographic or clerical errors or omissions;

(iii) to admit one or more additional interest holders or one or more substituted interest holders, or withdraw one or more investors, in accordance with the terms of the Operating Agreement;

(iv) to make such adjustments or amendments as may be required to the give effect to the capital account provisions of the Operating Agreement;

(v) to create a new series and make such adjustments in the capital accounts in accordance with the Operating Agreement; and

(vi) to effect any amendment, modification or change that is not adverse to the Members and does not result in non-uniform treatment of the Members (as reasonably determined by the Manager in good faith).

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that no such amendments alter, or results in the alteration of, the limited liability of interest holders or the status of the Company as a “partnership” for federal income tax purposes.

In addition, the Manager, without limitation, may amend any provisions of the Operating Agreement as follows:

(i) with respect to allocation net income, net loss, items thereof, and tax items if so, required by a taxing authority;

(ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that the Operating Agreement shall accurately reflect the agreement among the interest holders; and

(iv) to make such changes as the Manager in good faith deems necessary to comply with any requirements applicable to the Company or its affiliates under applicable law.

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Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the determination of the Manager in its sole discretion to dissolve it or the entry of a decree of judicial dissolution of the Company.

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such series upon 90 calendar days prior written notice to its interest holders; (iii) at the time in which the series no longer has any members; or (iv) upon the entry of a judicial decree of termination of the series. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act by the vote of more than two-thirds of the interest holders by capital.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) shall be charged with winding up the affairs of the Company or the series, as applicable, and liquidating its assets. The proceeds from liquidation shall first be applied to liquidation expenses and the liabilities and debts of the Company or the series, as applicable, other than liabilities for distributions to interest holders. Remaining proceeds shall then be applied to interest holders pro rata based on their capital accounts.

The termination and winding up of a series shall not cause a dissolution of the Company or the termination of any other series. The termination of a series shall not affect the limitation on liabilities of such series, or any other series provided by the Operating Agreement and the LLC Act.

Restrictions on Ownership and Transfer

The interests are subject to restrictions on transferability. An interest holder may not transfer, assign, or pledge its interests (including an economic interest) without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors”, unless an exemption from these restrictions is available under applicable securities regulations, (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 10.0% of the series, (d) result in the Company being taxable as a corporation. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, or otherwise.

There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of subscription agreement) of the offering statement of which this offering circular forms a part for additional information regarding these restrictions. To the extent certificated, the interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

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Agreement to be bound by the Operating Agreement; Power of attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the terms of the Operating Agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance, or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs, and business of each series will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the officers of the Company, the Manager, or Nada. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Our Operating Agreement shall be construed, performed, and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an interest holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery. Each interest holder also irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial in connection with any action or proceeding brought by or against the Company or in any way relating to the Operating Agreement.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our Interests—Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts. Our Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our Company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular . This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our Company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

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Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary, and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations, and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Series

The REIT tax discussion below applies individually to each of our series.

We intend that each of our series will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2023. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned, and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization, and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of interest ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure, and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

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Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and investor levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the investor level, upon a distribution of dividends by the REIT.

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “ – Prohibited Transactions” and “ – Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “ – Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the investor), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their our interests.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

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No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2023, and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust, or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the Manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying conditions (2). We believe that the interests sold in this offering will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit-sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we failed the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the Operating Agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

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Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “ – Asset Tests” and “ – Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

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A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “ – Taxation of Taxable U.S. investors” and “ – Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any non-qualifying income generated, or non-qualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be non-qualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “ – Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

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Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

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Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

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Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November, or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each investor on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding interests of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every investor of the class of interests with respect to which we make a distribution the same as every other investor of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

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To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close of the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided, we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

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Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017, and before January 1, 2026, and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

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Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s our interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests of interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “ – Taxation of Our Company” and “ – Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. investor elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

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Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our interests.

Treatment of Tax-Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt investor) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership and interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

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U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests are not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations) and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our interests will not be a USRPI if we are “domestically-controlled,” (ii) our interests will not be a USRPI with respect to a selling non-U.S. investor if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified investor” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

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Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitute a USRPI, and no other exception applies to the selling non-U.S. investor. If our interests are USRPIs, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests are not USRPIs, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time, we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified investor” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our interests constitute USRPIs. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded, and such rules will not apply unless and until our interests become “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non- U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded, and such rules will not apply unless and until our interests become “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

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In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests are held directly (or indirectly through one or more partnerships) by a “qualified investor,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such investor will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified investor is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified investor having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified investor held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified investor on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified investor. For these purposes, an “applicable investor” is a person (other than a qualified investor) who generally holds an interest in the qualified investor and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

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Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are a USRPI, gain from a liquidating distribution with respect our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified investor or qualified foreign pension fund, as described above, and (ii) if our interests are not a USRPI, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified investor or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an investor will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement, or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the investor otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the investor is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

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Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject to corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt investor that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

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ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement, or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). Our interests are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the Operating Agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, Nada, the Manager, and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the Manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

The following named series of the Company are open for investment through web application.

●	Series #Austin
●	Series #Dallas
●	Series #Miami
●	Series #Tampa
●	Series #Houston
●	Series #Nashville
●	Series #Phoenix
●	Series #Las Vegas
●	Series #Denver
●	Series #Los Angeles

Specifically, series interests in Series #Austin, Series #Dallas, Series #Miami, and Series #Tampa may be purchased directly from us through the Nada Finance App. The sale of the interests in our series offerings is being facilitated by Dalmore Group, LLC., which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the interests will occur.

Each of the series offerings is being conducted under Regulation A under the Securities Act and therefore, only will only be offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these series offerings, see “Plan of Distribution and Subscription Procedure – investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, these series offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our series interests are offered and sold only to “qualified purchasers” or at a time when our series interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore is registered.

There will be different closing dates for each series offering and each series may conduct multiple closings. The initial closing of a series offering will take place on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If an initial has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such report or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Manager within 15 days of being received by the series.

Those persons who want to invest in the interests of a series must sign a subscription agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “Plan of Distribution and Subscription Procedure - How to Subscribe” below for further details. A copy of the form of subscription agreement is attached as Exhibit 4.1 to the offering statement of which this offering circular is as part.

Rewards Programs

We may from time to time offer, through our website operated by the Manager or through the Nada Finance App, incentives to potential and/or existing investors in the form of “free” interests that would be issued by a series to such investors and paid for by the Manager. Details regarding any such incentive program will be posted on the our website operated by the Manager at the following URL: https://www.nada.co/rewards-program. Any series interests issued in connection with such incentive programs will be issued pursuant to this offering and will be subject to the maximum offering amount permitted under Regulation A. The Manager may be deemed to be a statutory underwriter with respect to the interests issued in connection with any such incentive programs.

The incentive programs that we anticipate offering to investors may cover a range of alternatives based on a number of factors including but not limited to: (i) whether one or more series offerings has not been fully sold and remains open after a certain amount of time, (ii) an investor making an investment for the first time, (iii) an investor making a first investment after a specified amount of time, (iv) an investor investing a certain minimum amount, or (v) a Nada account holder, who may or may not be an investor, referring a friend to sign up (without any obligation to invest in offerings available on) our website or the Nada Finance App.

Persons who are eligible for a Rewards Program may not choose their free interests but are provided the opportunity to view the offering circular for the series issuing such free interests. They will then need to actively opt in to receive any free interests that might be granted to them. In order for a person to receive any free interests such person will need to complete our new account onboarding process (including full AML/KYC checks and review and acceptance by the Broker Dealer of the transaction and the recipient) and connect his (or her) bank account with the Nada Finance App. After such new investor’s account has been approved, the new investor and/or the referring investor will become eligible to receive free interests subject to the specific terms of an applicable Rewards Program.

We may offer various other promotions and incentives to investors and prospective investors. Persons who have received or will receive any of these promotions or incentives may invest in any of the series offerings made pursuant to this offering circular, even if such promotions or incentives were not available to all investors at the time of their investment. No investor will be automatically entitled to a promotion or incentive based on the foregoing and there can be no guarantee that we will offer any or all of these promotions or incentives at any given time or at all.

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Investor Suitability Standards

The series interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the series interests of the Company (in connection with all series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore or OpenDeal, as the case may be, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers for series interests in each series offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our series interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the series interests. See “Risk Factors.”

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Minimum and Maximum Investment

The minimum subscription by an investor in any series offering is $100, for a purchase of ten (10) interests and the maximum subscription by any investor in a series offering will be limited to 9.8% of the total number of interests being offered for such series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Broker

We have engaged Dalmore, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer;

●	Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

Dalmore will be registered in each state where each offering and sale of series interests will occur, prior to the launch of each series offering. Dalmore will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with Dalmore will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Lock-up Period

Upon the closing of an offering for a particular series, a 90-day lock-up period will commence from the day of the closing, before interests in the particular series may be transferred by any investor in such series.

Escrow Agents

The escrow agent for our series offerings is North Capital.              Copies of the forms of the North Capital             escrow agreements were filed on November 10, 2022, with the Commission as Exhibits to our Form 1-U current report.

Each series will generally be responsible for fees due to the escrow agent, which are categorized as part of the offering expenses described in “—Fees and Expenses” below. The Manager has agreed to pay the escrow fees and the series will reimburse the Manager for offering expenses actually incurred, including escrow fees and for certain other expenses. See “Management Compensation—Reimbursement of Expenses.”

We have agreed to indemnify the escrow agents and each director, officer, employee, attorney, agent and affiliate of the escrow agents against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

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Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Brokerage Fees payable to Dalmore

As compensation for providing certain broker-dealer services to each series in connection with each series offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our Manager, its affiliates, or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition to the 1% brokerage fee, Cityfunds Manager, LLC, our Manager, paid Dalmore a one-time $20,000 consulting fee, $10,000 of which was due and payable immediately after FINRA issued a letter indicating that it does not object to Dalmore’s fees, and we received qualification of our offering statement by the Commission. The remaining $10,000 was paid to Dalmore 30 days after the issuance of the FINRA No Objection Letter to Dalmore and qualification of the offering statement by the Commission. We also made a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings. This fee will be paid by our Manager, subject to possible reimbursement from the relevant series. The aggregate commission to be paid to Dalmore, which will be inclusive of all fees to be received in connection with each post-qualification amendment to the offering statement to qualify additional series offerings, will have a maximum value of no more than 7% of the total offering proceeds. Dalmore will ensure that the maximum commission amount will not exceed this 7% cap.

In addition to the fees we pay Dalmore, the Manager will pay North Capital Investment Technology, Inc., the parent company of Dalmore, a monthly licensing and service fee of $750 for technology tools to facilitate the offering of securities on the Nada Finance App. This fee is capped at $6,000 for each series offering. The Manager also paid North Capital Investment Technology a one-time installation and setup fee of $2,500. Additionally, per series close, the Manager will pay North Capital Investment Technology a $25 fee per domestic wire and $100 escrow break fee.

Additional Information Regarding this Offering circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular . Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular . You should read this offering circular, and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements, and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable series on the Company’s website operated by our Manager at the following URL:https://www.nada.co. The contents of this website (other than the offering Statement, this report and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Offering Circular Undertakings

The Company undertakes to file an offering circular supplement during the distribution period describing each property not identified in the offering circular at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such offering circular supplements into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing investors. Each offering circular supplement will disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-qualification amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for “real estate operations” (as that term is defined in Rule 3-14 of Regulation S-X) acquired during the distribution period.

The Company also undertakes to file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

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Transferability of the Interests

All interests will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a series’ offering has concluded, the Secondary Trading Platform will be a venue available for the potential resale of such series’ interests through Dalmore, our broker-dealer of record, as a broker dealer member of the Secondary Trading Platform; provided, however, such resale of a series’ interests will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any interests will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of interests to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their interests indefinitely.

The Secondary Trading Platform will only be available on the Nada Finance App and prospective investors will have to create a Nada account before being permitted to access the Secondary Trading Platform.

The Manager may withhold a transfer in its sole discretion, including if the Manager determines that such transfer, assignment, or pledge would result in (a) the assets of the series being deemed “plan assets” for purposes of ERISA, or (b) the Company, the series or the Manager being subject to additional regulatory requirements.

Please refer to the applicable series’ subscription agreement and the Operating Agreement for additional information regarding restrictions on transfer that may be applicable to the interests.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final.

The subscription process for each offering is a separate process. Any potential investor wishing to acquire any series interests must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Review the subscription agreement (including the “investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or canceled by subscribers.

3. Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the escrow agent. The escrow agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with series interests for which you subscribed. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the Manager within 15 days of being received by the series.

4. The Manager and Dalmore             will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Dalmore           will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a closing.

5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for the series interests is approved or denied and if approved, the number of series interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

6. If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the escrow agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the Operating Agreement of the Company, or the Operating Agreement, as it may be amended from time to time. The Company, the Manager and Dalmore         will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore or            to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the appropriate escrow agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that investor. When the escrow agent has received instructions from the Manager or Dalmore (or OpenDeal as the case may be) that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the appropriate escrow agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

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LEGAL MATTERS

The validity of the interests offered hereby has been passed upon for us by Bevilacqua PLLC.

CERTIFIED PUBLIC ACCOUNTING FIRM

Our financial statements as of December 31, 2022, and for the period from January 1, 2022, to December 31, 2022, included in this offering circular have been audited by Barton CPA, PLLC, a certified public accounting firm, as stated in its report appearing herein.

Our financial statements as of December 31, 2021, and for the period from April 26, 2021 (inception) to December 31, 2021, were audited by Artesian CPA, LLC, a certified public accounting firm, and are incorporated by reference into this offering circular as indicated below

80

WHERE TO FIND ADDITIONAL INFORMATION

The following information incorporated by reference herein is an important part of the offering statement and this offering circular. The following documents previously filed with the Commission are incorporated by reference into the offering statement and this offering circular:

●	Financial statements as of December 31, 2021, and for the period from April 26, 2021 (inception) to December 31, 2021 included in our offering circular dated September 15, 2022 (beginning on page F-1) and filed with the Commission on September 15, 2022, which can be viewed at the following link:
https://www.sec.gov/Archives/edgar/data/1874979/000149315222025952/form253g1.htm

We will provide to each holder of our securities, including any beneficial owner, a copy of these financial statements upon written or oral request, at no cost to the requester. These financial statements are also available and accessible on our website operated by the Manager at www.nada.co.

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests of a series are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements and amendments, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in offerings concerning any of the series, the Company, the Manager and other matters relating to the offer and sale of the series interests under this offering circular. The Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Cityfunds I, LLC

1315 Manufacturing Street, Dallas, TX 75207

E-Mail: Compliance@nada.co

Attention: Cityfunds Manager, LLC

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

81

INDEX TO FINANCIALS STATEMENTS

CITYFUNDS I, LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022, AND FOR PERIOD BETWEEN JANUARY 1, 2022, AND DECEMBER 31, 2022

82

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635 bartoncpafirm.com Cypress, Texas

INDEPENDENT AUDITOR’S REPORT

To the Members and Management of

Cityfunds I, LLC

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Cityfunds I, LLC and all of its 10 series, which comprise the consolidated balance sheets as of December 31, 2022, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Cityfunds I, LLC and its 10 series, as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Cityfunds I, LLC and its 10 series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Other Matter – Supplementary Information

The consolidating balance sheets as of December 31, 2022 and the related consolidating statements of operations, changes in members’ equity, and cash flows for the years then ended present the financial position and results of operations of the individual series, and are a part of the consolidated financial statements.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Cityfunds I, LLC and its 10 series’ ability to continue as a going concern for one year after the date that the consolidated financial statements are issued or when applicable, one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Cityfunds I, LLC and its 10 series’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Cityfunds I, LLC and its 10 series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audits.

Cypress, Texas

May 2, 2023

F-1

CITYFUNDS I, LLC

CONSOLIDATED BALANCE SHEETS

December 31,
2022

Current assets
Cash and cash equivalents	$80,245
Accounts receivable, net	1,800
Deferred offering costs	0
Prepaid expense and other current assets	3,766

Total current assets	85,811

Home equity investments	1,005,897
Single family rental investment properties, net	2,059,144

Total assets	$3,150,852

Current liabilities
Accounts payable	$0
Due to related parties	215,575
Other payables	23,367
Notes payable	1,512,593

Total current liabilities	1,751,535

Non-current liabilities
Notes payable, related parties	$335,000

Total liabilities	2,086,535

Members’ equity
Members’ equity	$1,064,317

Total members’ equity	1,064,317

Total liabilities and members’ equity	$3,150,852

F-2

CITYFUNDS I, LLC

BALANCE SHEETS

DECEMBER 31, 2022

	Austin	Dallas	Miami	Tampa

ASSETS

Current assets
Cash and cash equivalents	$13,741	$14,068	$38,170	$14,266
Accounts receivable, net	1,800	0	0	0
Deferred offering costs	0	0	0	0
Prepaid expense and other current assets	281	0	3,485	0

Total current assets	15,822	14,068	41,655	14,266

Home equity investments	504,174	316,723	185,000	0
Single family rental investment properties, net	666,080	626,278	406,852	359,934

Total assets	$1,186,076	$957,069	$633,507	$374,200

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable	$0	$0	$0	$0
Due to related parties	77,265	58,201	49,523	30,586
Other payables	8,043	6,101	8,960	263
Notes payable	521,206	429,476	336,309	225,602

Total current liabilities	606,514	493,778	394,792	256,451

Non-current liabilities
Notes payable, related parties	25,000	175,000	25,000	110,000

Total liabilities	631,514	668,778	419,792	366,451

Members’ equity
Members’ equity	$554,562	$288,291	$213,715	$7,749

Total members’ equity	554,562	288,291	213,715	7,749

Total liabilities and members’ equity	$1,186,076	$957,069	$633,507	$374,200

F-3

	Houston	Nashville	Phoenix	Las Vegas	Denver	Los Angeles

ASSETS

Current assets
Cash and cash equivalents	$0	$0	$0	$0	$0	$0
Accounts receivable, net	0	0	0	0	0	0
Deferred offering costs	0	0	0	0	0	0
Prepaid expense and other current assets	0	0	0	0	0	0

Total current assets	0	0	0	0	0	0

Home equity investments	0	0	0	0	0	0
Single family rental investment properties, net	0	0	0	0	0	0

Total assets	$0	$0	$0	$0	$0	$0

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable	$0	$0	$0	$0	$0	$0
Due to related parties	0	0	0	0	0	0
Other payables	0	0	0	0	0	0
Notes payable	0	0	0	0	0	0

Total current liabilities	0	0	0	0	0	0

Non-current liabilities
Notes payable, related parties	0	0	0	0	0	0

Total liabilities	0	0	0	0	0	0

Members’ equity
Members’ equity	$0	$0	$0	$0	$0	$0

Total members’ equity	0	0	0	0	0	0

Total liabilities and members’ equity	$0	$0	$0	$0	$0	$0

F-4

CITYFUNDS I, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended
December 31,
2022

Revenues, net	$48,409
Cost of revenues	52,184

Gross profit	(3,775)

Operating cost and expenses
General and administrative	226,678

Total operating expenses	226,678

Net loss from operations	(230,453)

Other income (expense)
Interest expense	(16,382)
Gain on sale of property	27,631

Total other income (expense)	11,249

Net loss	$(219,204)

Weighted average member units outstanding - basic and diluted	$134,526

Net loss per member unite - basic and diluted	$(1.63)

F-5

CITYFUNDS I, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Austin	Dallas	Miami	Tampa

Revenues, net	$20,029	$21,380	$7,000	$0
Cost of revenues	8,295	11,128	23,775	8,986

Gross profit	11,734	10,252	(16,775)	(8,986)

Operating cost and expenses
General and administrative	85,985	69,863	52,061	18,769

Total operating expenses	85,985	69,863	52,061	18,769

Net loss from operations	(74,251)	(59,611)	(68,836)	(27,755)

Other income (expense)
Interest expense	(6,565)	(3,473)	(6,081)	(263)
Gain on sale of asset	25,903	1,728	0	0

Total other income (expense)	19,338	(1,745)	(6,081)	(263)

Net loss	(54,913)	(61,356)	(74,917)	(28,018)

Weighted average member units outstanding - basic and diluted	63,428	36,440	32,087	2,571

Net loss per member unite - basic and diluted	$(0.87)	$(1.68)	$(2.33)	$(10.90)

F-6

	Houston	Nashville	Phoenix	Las Vegas	Denver	Los Angeles

Revenues, net	$0	$0	$0	$0	$0	$0
Cost of revenues	0	0	0	0	0	0

Gross profit	0	0	0	0	0	0

Operating cost and expenses
General and administrative	0	0	0	0	0	0

Total operating expenses	0	0	0	0	0	0

Net loss from operations	0	0	0	0	0	0

Other income (expense)
Interest expense	0	0	0	0	0	0
Gain on sale of asset	0	0	0	0	0	0

Total other income (expense)	0	0	0	0	0	0

Net loss	0	0	0	0	0	0

Weighted average member units outstanding - basic and diluted	0	0	0	0	0	0

Net loss per member unite - basic and diluted	$0	$0	$0	$0	$0	$0

F-7

CITYFUNDS I, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

	Member	Total Members’
	Units	Equity

Units issued in Reg CF offering, net of offering costs	104,889	985,370

Units issued in Reg D offering, net of offering costs	19,000	179,615

Units issued in Reg A offering, net of offering costs	10,637	74,100

Member contributions	0	60,684

Net loss	0	(219,204)

Balance at December 31, 2022	$134,526	$1,064,317

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

F-8

CITYFUNDS I, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

Year Ended December 31,
2022

Cash flows from operating activities
Net loss	$(219,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	25,201
Gain on sale of property	(27,631)
(Increase) decrease in assets:
Accounts receivable	(1,800)
Prepaid expenses and other assets	(3,766)
Deferred offering costs	21,975
Increase (decrease) in liabilities:
Accounts payable	(13,011)
Other payables	23,367
Due to related parties	190,363

Net cash used in operating activities	(4,506)

Cash flows from investing activities
Purchase of single family rental properties	(1,390,030)
Home equity investment properties	(1,005,897)
Proceeds from sale of single family rental investment properties	180,000

Net cash used in investing activities	(2,215,927)

Cash flows from financing activities
Borrowings from notes payable	726,593
Borrowings from related parties	535,000
Payments on related party notes payable	(200,000)
Proceeds from Reg CF offering, net of offering costs	985,370
Proceeds from Reg D offering, net of offering costs	179,615
Proceeds from Reg A offering, net of offering costs	74,100

Net cash provided by financing activities	2,300,678

Net increase (decrease) in cash and cash equivalents	80,245

Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of period	80,245

Supplemental cash flow information
Cash paid for interest expense	14,876

Non-cash investing and financing activities
Deferred offering costs and operating expenses paid by manager	0
Purchase of single family rental properties through notes payable	786,000
Purchase of single family rental investment properties through equity contributions	60,684

F-9

CITYFUNDS I, LLC

CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Austin	Dallas	Miami	Tampa

Cash flows from operating activities
Net loss	$(54,913)	$(61,356)	$(74,917)	$(28,018)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	11,265	7,722	5,648	566
Gain on sale of property	(25,903)	(1,728)	0	0
(Increase) decrease in assets:
Accounts receivable	(1,800)	0	0	0
Prepaid expenses and other assets	(281)	0	(3,485)	0
Deferred offering costs	7,325	7,325	7,325	0
Increase (decrease) in liabilities:
Accounts payable	(4,337)	(4,337)	(4,337)	0
Other payables	8,043	6,101	8,960	263
Due to related parties	68,861	49,797	41,119	30,586

Net cash used in operating activities	8,260	3,524	(19,687)	3,397

Cash flows from investing activities
Purchase of single family rental properties	(505,594)	(357,772)	(412,500)	(114,164)
Home equity investment properties	(504,174)	(316,723)	(185,000)	0
Proceeds from sale of single family rental investment properties	180,000	0	0	0

Net cash used in investing activities	(829,768)	(674,495)	(597,500)	(114,164)

Cash flows from financing activities
Borrowings from notes payable	214,808	175,476	336,309	0
Borrowings from related parties	25,000	175,000	225,000	110,000
Payments on related party notes payable	0	0	(200,000)	0
Proceeds from Reg CF offering, net of offering costs	436,067	303,870	245,433	0
Proceeds from Reg D offering, net of offering costs	125,429	16,792	37,394	0
Proceeds from Reg A offering, net of offering costs	33,945	13,901	11,221	15,033

Net cash provided by financing activities	835,249	685,039	655,357	125,033

Net increase (decrease) in cash and cash equivalents	13,741	14,068	38,170	14,266

Cash and cash equivalents, beginning of period	0	0	0	0

Cash and cash equivalents, end of period	13,741	14,068	38,170	14,266

Supplemental cash flow information
Cash paid for interest expense	6,509	3,409	4,958	0

Non-cash investing and financing activities
Purchase of single family rental properties through notes payable	306,398	254,000	0	225,602
Purchase of single family rental investment properties through equity contributions	19,450	20,500	0	20,734

F-10

	Houston	Nashville	Phoenix	Denver	Los Angeles

Cash flows from operating activities
Net loss	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	0	0	0	0	0
Gain on sale of property	0	0	0	0	0
(Increase) decrease in assets:
Accounts receivable	0	0	0	0	0
Prepaid expenses and other assets	0	0	0	0	0
Deferred offering costs	0	0	0	0	0
Increase (decrease) in liabilities:
Accounts payable	0	0	0	0	0
Other payables	0	0	0	0	0
Due to related parties	0	0	0	0	0

Net cash used in operating activities	0	0	0	0	0

Cash flows from investing activities
Purchase of single family rental properties	0	0	0	0	0
Home equity investment properties	0	0	0	0	0
Proceeds from sale of single family rental investment properties	0	0	0	0	0

Net cash used in investing activities	0	0	0	0	0

Cash flows from financing activities
Borrowings from notes payable	0	0	0	0	0
Borrowings from related parties	0	0	0	0	0
Payments on related party notes payable	0	0	0	0	0
Proceeds from Reg CF offering, net of offering costs	0	0	0	0	0
Proceeds from Reg D offering, net of offering costs	0	0	0	0	0
Proceeds from Reg A offering, net of offering costs	0	0	0	0	0

Net cash provided by financing activities	0	0	0	0	0

Net increase (decrease) in cash and cash equivalents	0	0	0	0	0

Cash and cash equivalents, beginning of period	0	0	0	0	0

Cash and cash equivalents, end of period	0	0	0	0	0

Supplemental cash flow information
Cash paid for interest expense	0	0	0	0	0

Non-cash investing and financing activities
Purchase of single family rental properties through notes payable	0	0	0	0	0
Purchase of single family rental investment properties through equity contributions	0	0	0	0	0

F-11

CITYFUNDS I, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	FORMATION AND ORGANIZATION AND GOING CONCERN

Cityfunds I, LLC (the “Company”) is a series limited liability company organized April 26, 2021 (inception) under the laws of Delaware that has been formed to permit public investment in a portfolio of residential real estate properties in a specific market, each portfolio of which will be held by a separate series of limited liability company interests, or “Series”, that we have and intend to establish. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Cityfunds is a product designed to be index like by making investments across a city’s specific residential real estate market promoting diversification. Cityfunds makes investments in residential real estate either directly or through our home equity investment product which we have termed (“Homeshares”).

The Company is managed by Cityfunds Manager, LLC, a Delaware limited liability company (the “Manager” or “Managing Member”).

Cityfunds currently does not operate in such a manner to qualify as a real estate investment trust (“REIT”). We believe our strategy and operations are aligned to achieve a status as a REIT in the future. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2023.

As of December 31, 2022, the Company has invested in properties, either directly or through home equity investments (“Homeshares”) in such series of #Austin, #Dallas, #Miami, and #Tampa.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has commenced planned principal operations and has generated revenues since inception. The Company’s ability and each listed Series’ ability to continue as a going concern for the next twelve months is dependent upon the Company’s ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company and each listed Series will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company and each listed Series to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company was incorporated on April 26, 2021, and has not generated significant revenues to date. During the years ended December 31, 2022 and 2021, the Company had a net loss of $219,204 and $16,248, respectively, and no positive cash flow from operating activities. As of December 31, 2022 and 2021, the Company’s cash balance was $80,245 and $0, respectively. As of December 31, 2022 and 2021, the Company had a working capital deficit of $1,665,724 and $16,248, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

Management Plans

Throughout the next twelve months, the Company intends to fund its operations primarily from owner and third-party funding.

The Company requires capital for its contemplated activities. The Company’s ability to raise additional capital is not guaranteed. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting, Use of Estimates, and Basis for Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates. The accompanying consolidated financial statements include the accounts of Cityfunds I, LLC, and its series. All significant intercompany transactions have been eliminated in consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

F-12

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Revenue Recognition

Revenues are generated at the series level. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease. Gain on the repayment of Homeshares and the sale of single family-rental properties will be recorded as revenue.

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

Accounts receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2022 and 2021, the allowance for doubtful accounts was $0, respectively.

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.

In addition, the Company’s Operating Agreement states that any operating or offering expenses incurred by the Manager will be reimbursed by the Company. As of December 31, 2022 and 2021, the Company has $106,170 and $21,975 respectively, in offering costs. In 2022 the offerings related to these costs had closed and the proceeds from the offerings were recorded net of the offering costs in the consolidated statements of changes in members’ equity. In 2021, the related offering had not yet closed, and the offering costs were recorded as deferred offering costs in the current assets section of the consolidated balance sheets.

Real Estate and Impairment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed by using the straight-line basis over the estimated useful lives of the assets. When equipment is retired, its cost and the related accumulated depreciation are eliminated from the respective accounts, and gains or losses arising from the disposition are recognized in income. Maintenance, repairs, and minor renewals are charged to expense when incurred; betterments and major renewals and improvements, which materially prolong the lives of the assets, are capitalized.

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the series’ properties may not be recoverable. To the extent an event or change in circumstance is identified, a property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. The process whereby we assess our properties for impairment requires significant judgment and assessment of factors that are, at times, subject to significant uncertainty. We evaluate multiple information sources and perform a number of internal analyses, each of which are important components of our process with no one information source or analysis being necessarily determinative. As of December 31, 2022 and 2021, no impairment was considered necessary.

F-13

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the consolidated financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state, and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

The Company intends to elect for each Series to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2023.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Earnings/(Loss) per Membership Interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirements of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

3.	Home Equity Investments

Certain of our investments in real estate will take the form of shared equity interests also known as home equity investments in single-family residential properties, which we refer to as “Homeshares.”

A Homeshare investment will provide for the sale to a series by a homeowner of an option to purchase, in the future, an undivided percentage interest in and to the primary residence of the homeowner in consideration for payment by the series to the homeowner of an amount, which we refer to as the option purchase premium, determined by reference to the estimated value of the unencumbered portion of the homeowner’s property as of the end of the term of the option.

A Homeshare is acquired by the Company with the intent to generate income when the Homeshare is repaid  by the homeowner. This can occur upon (a) the sale of the home, (b) a refinance of the home, or (c) a repayment for another reason at the homeowners discretion (subject to certain lock-up periods). Homeshares do not generate income to the Company on a consistent basis.

As of December 31, 2022 and 2021, the Company has invested $1,005,897 and $0, respectively, in home equity investments.

	#Austin	#Dallas	#Miami	#Tampa
Home equity investment properties	$504,174	$316,723	$185,000	$0

4.	Single Family Rental Investment Properties

Certain of our investments in real estate will take the form of investments in single family rental properties.

A single-family residential property is acquired by the Company with the intent to generate income through rental payments from tenants and appreciation. The useful life of the single family rental properties is 27.5 years. The properties were partially financed with notes payable to a financial institution (see note 5). As of December 31, 2022 and 2021, depreciation expense was $25,201.

As of December 31, 2022 and 2021, the Company has invested $2,059,144 and $0, respectively, in single family rental investments.

	#Austin	#Dallas	#Miami	#Tampa
Single family rental properties	$677,345	$634,000	$412,500	$360,500
Accumulated depreciation	$-11,265	$-7,722	$-5,648	$-566
Single family rental properties, net	$666,080	$626,278	$406,852	$359,934

F-14

5.	DEBT

Note Payable

Between the months of September and December, 2022, the Company entered into six note payables with a financial institution, bearing an imputed interest rate between 8.5% - 9.75%, with maturity dates ranging from September to December, 2023. The note payables have been recorded as current liabilities in the consolidated balance sheets. As of December 31, 2022, interest expense was $16,382.

As of December 31, 2022, the notes payable consisted of the following:

#Series	Balance	Interest Rate	Date Issue	Maturity Date	Interest Expense
Austin	$246,000	8.50%	9/15/2022	9/15/2023	$3,485
Austin	299,000	9.75%	10/14/2022	10/14/2023	$3,024
	$545,000				$6,509

Dallas	$190,000	8.50%	9/15/2022	9/15/2023	$2,692
Dallas	$254,000	9.75%	11/15/2022	11/15/2023	$717
	$444,000				$3,409

Miami	$350,000	8.50%	9/15/2022	9/15/2023	$4,958
Tampa	$233,000	9.75%	12/15/2022	12/15/2023	$0

	$1,572,000				$14,876

Related Parties Note Payable

Between the months of August and December, 2022, the Company entered into five promissory notes with a related party, bearing an imputed interest rate of 3.97%-4.27%, with maturity dates ranging from April to June, 2024. The related party notes payable have been recorded as long term liabilities in the consolidated balance sheets. As of December 31, 2022, interest expense was $1,506.

As of December 31, 2022, the related party notes payable consisted of the following:

#Series	Balance	Term	Rate	Date Issue	Maturity Date	Interest	Balance
Austin	$25,000	18 months	4.27%	12/12/2022	6/12/2024	$56	$25,000
Dallas	$175,000	18 months	3.97%	11/3/2022	5/3/2024	$1,123	$175,000
Miami	$25,000	18 months	4.27%	12/9/2022	6/9/2024	$64	$25,000
Tampa	$110,000	18 months	3.97%	12/9/2022	6/9/2024	$263	$110,000
	335,000					1,506	335,000

6.	MEMBERS’ EQUITY/ (DEFICIT)

Pursuant to the terms of the Company’s limited liability operating agreement (the “Operating Agreement”), the Manager will provide certain management and advisory services to the Company and to each of its Series and their subsidiaries, as well as management team and appropriate support personnel. The Manager is a joint venture between Compound Asset Management, LLC, and Nada Asset Management LLC, a subsidiary of Nada Holdings Inc. (“Nada”) and controlled by Nada.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the series in which they are invested.

F-15

Pursuant to the Operating Agreement, the Manager will receive fees and expense reimbursements for services relating to this Offering and the investment and management of our properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

Securities Offerings

Series #Austin

The Company closed on the sale of 13,000 Series #Austin Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $130,000 of gross proceeds. In addition, we sold approximately 46,168 Series #Austin interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $461,676. In addition, we also issued 457 Series #Austin Interests to OpenDeal Portal, as a part of their commission for hosting the Series #Austin Regulation CF offering.

We have offered, are offering, and may continue to offer up to $7 million in Series #Austin Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of December 31, 2022, Series #Austin sold 4,260 Series #Austin Interests for a gross amount of $42,600 in settled subscriptions.

Series Dallas

The Company closed on the sale of 2,000 Series #Dallas Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $20,000 of gross proceeds. In addition, we sold approximately 32,082 Series #Dallas interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $324,028. In addition, we also issued 321 Series #Dallas Interests to Open Deal Portal, as a part of their commission for hosting the Series #Dallas Regulation CF offering.

We have offered, are offering, and may continue to offer up to $7 million in Series #Dallas Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of December 31, 2022, Series #Dallas sold 2,370 Series #Dallas Interests for a gross amount of $20,370 in settled subscriptions.

Series Miami

The Company closed on the sale of 4,000 Series #Miami Interests under Regulation D, Rule 506(c) under Section 4(a)(2) of the Securities Act, receiving $40,000 of gross proceeds. In addition, we sold approximately 26,058 Series #Miami interests under the exemption from registration provided by Regulation CF under Section 4(a)(6) of the Securities Act, receiving gross proceeds of approximately $263,181. In addition, we also issued 261 Series #Miami Interests to Open Deal Portal, as a part of their commission for hosting the Series #Miami Regulation CF offering.

F-16

We have offered, are offering, and may continue to offer up to $7 million in Series #Miami Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of December 31, 2022, Series #Miami sold 1,769 Series #Miami Interests for a gross amount of $17,690 in settled subscriptions.

Series # Tampa

We have offered, are offering, and may continue to offer up to $7 million in Series #Tampa Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. As of December 31, 2022. Series #Tampa sold 2,571 Series #Tampa Interests for a gross amount of $25,710 in settled subscriptions.

Additional Series

As of April 30, 2023, the following named series of the Company have been open for investment, but as of April 30, 2023, none of these such series have raised any investments funds or conducted a closing. The Company is offering the following maximum number of interests of each series listed below on a “best efforts,” no offering minimum basis:

●	up to 700,000 of Series #Houston membership interests at a price of $10.00 per membership interest; and
●	up to 700,000 of Series #Nashville membership interests at a price of $10.00 per membership interest; and
●	up to 700,000 of Series #Phoenix membership interests at a price of $10.00 per membership interest; and
●	up to 700,000 of Series #Las Vegas membership interests at a price of $10.00 per membership interest; and
●	up to 700,000 of Series #Denver membership interests at a price of $10.00 per membership interest; and
●	up to 700,000 of Series #Los Angeles membership interests at a price of $10.00 per membership interest.

6.	RELATED PARTY TRANSACTIONS

The Company entered into an agreement with its Manager on April 26, 2021 (inception), where each Series shall pay to the Manager a quarterly asset management fee equal to 0.375% (1.50% annually) of its value (as defined in the Company’s Operating Agreement), payable quarterly in arrears. Each Series will also pay the Company an acquisition fee equal to 1.00% of the purchase price for any single-family home that the Series may acquire.

In addition, the Company’s Operating Agreement states that any operating or offering expenses incurred by the Manager and its affiliates will be reimbursed by the Company. Through December 31, 2022, the Manager and its affiliates have incurred $145,219 in offering expenses and general and administrative expenses of which $101,745 was payable as of December 31, 2022.

See Note 5 for related party notes payable disclosure.

7.	RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-17

8.	SUBSEQUENT EVENTS

Management has evaluated all subsequent events through May 31, 2023. There are no additional material events requiring disclosure or adjustment to the consolidated financial statements other than the items below.

SERIES #AUSTIN

Securities Offering

We have offered, are offering, and may continue to offer up to $7 million in Series #Austin Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II bof Regulation A. For the period between January 1, 2023, and April 30, 2023, series #Austin sold approximately 6,273 Series #Austin Interests for a gross amount of approximately $62,730 in settled subscriptions.

SERIES #DALLAS

Securities Offering

We have offered, are offering, and may continue to offer up to $7 million in Series #Dallas Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. For the period between January 1, 2023, and April 30, 2023, Series #Dallas sold approximately 4,337 series #Dallas Interests for a gross amount of approximately $43,370 in settled subscriptions.

Refinance of the Tori Trail Property

Series #Dallas completed the acquisition of the Tori Trail Property on November 15, 2022. Series #Dallas acquired the Tori Trail Property from Nada Investments for a purchase price of $389,500. Such purchase price consists of a loan amount of $254,000. The purchase and sale agreement (“PSA”) for the Tori Trail Property was originally entered into between Nada Investments and Series #Dallas.

The Tori Trail Property loan was refinanced on March 28, 2023, in the amount of $369,000.

Homeshare Investments

Series #Dallas has invested in 3 Homeshares and had 1 Homeshare pay-off between the period of January 1, 2023, and April 30, 2023. Series #Dallas invested in the following Homeshares:

Location	Date of Acquisition	Investment	Pay-off Date	Type	Date of Maturity
Princeton, TX	12/7/2022	$11,723	2/7/2023	Single Family	12/7/2032
Fort Worth, TX	3/31/2023	$61,950		Single Family	3/31/2033
McKinney, TX	3/31/2023	$26,250		Single Family	3/31/2033
Dallas, TX	3/31/2023	$26,250		Single Family	3/31/2033

SERIES #MIAMI

Securities Offering

We have offered, are offering, and may continue to offer up to $7 million in Series #Miami Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. For the period between January 1, 2023, and April 30, 2023, Series #Miami sold approximately 6,347 series #Miami Interests for a gross amount of approximately $63,470 in settled subscriptions.

SERIES #TAMPA

Securities Offering

We have offered, are offering, and may continue to offer up to $7 million in Series #Tampa Interests in any rolling twelve-month period under Regulation A. The Offering is being conducted pursuant to Tier II of Regulation A. For the period between January 1, 2023, and April 30, 2023, Series #Tampa sold approximately 5,783 series #Tampa Interests for a gross amount of approximately $57,830 in settled subscriptions.

Homeshare Investments

Series #Tampa has invested in 1 Homeshares between the period of January 1, 2023, and April 30, 2023. Series #Tampa invested in the following Homeshares:

Location	Date of Acquisition	Investment	Pay-off Date	Type	Date of Maturity
Ruskin, TX	3/31/2023	$22,000		Single Family	3/31/2033

F-18

CITYFUNDS I, LLC

ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021

Our financial statements as of December 31, 2021, and for the period from April 26, 2021 (inception) to December 31, 2021, are included in our filing of the amendment to Form C-AR which have been audited by Artesian CPA, LLC, a certified public accounting firm, and are accessible through the hyperlink below.

Form C-AR Amendment : Annual Report For The Fiscal Year Ended December 31, 2021

Exhibits Index

No.	Exhibit Description

2.1	Certificate of Formation of Cityfunds I, LLC*

2.2	Amended and Restated Operating Agreement of Cityfunds I, LLC***

3.1	Form of Series Operating Agreement*

4.1	Form of Subscription Agreement**

6.1	Form of Homeshares Agreement (revised)*****

6.2	Form of Homeshare Covenant Agreement**

6.3	Form of Homeshare Memorandum of Covenants and Restrictions**

6.4	Form of Homeshares Mortgage and Security Agreement**

6.5	Form of Property Management Agreement**

6.6	Nada App License Agreement**

6.7	PPEX ATS Company Agreement by and among North Capital Private Securities Corporation, Cityfunds I, LLC and each of the series set forth therein**

6.8	Software and Services License Agreement with North Capital Investment Technology, Inc.**

6.9	Broker Dealer Agreement with Dalmore Group, LLC**

6.10	Engagement Agreement dated as of August 22, 2022 by and between Cityfunds I, LLC and OpenDeal Broker LLC****

6.11	Form of Escrow Agreement by and among BankProv, OpenDeal Broker LLC and Cityfunds I, LLC (Series #________)****

6.12	Form of Escrow Agreement by and among North Capital Private Securities Corporation, Dalmore Group, LLC and Cityfunds I, LLC (Series #________)****

6.13	Form of Homeshares Equity Investment Sale Agreement*****

11.1	Consent of Artesian CPA, LLC**

11.2	Consent of Bevilacqua PLLC (included in Exhibit 12.1)**

12.1	Opinion of Bevilacqua PLLC*****

13.1	Testing the Waters Materials***

14.1	Consent of Barton CPA, PLLC*****

* Filed with the Securities and Exchange Commission on December 16, 2021, as the indicated exhibit to the Form 1-A offering statement of Cityfunds I, LLC.

** Filed with the Securities and Exchange Commission on July 29, 2022, as the indicated exhibit to the Form 1-A/A offering statement of Cityfunds I, LLC.

*** Filed with the Securities and Exchange Commission on August 31, 2022, as the indicated exhibit to the Form 1-A/A offering statement of Cityfunds I, LLC.

**** Filed with the Securities and Exchange Commission on November 10, 2022, as an exhibit to the Form 1-U of Cityfunds I, LLC

***** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Special Financial Report on this Form K-1 and has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 31, 2023.

CITYFUNDS I, LLC

By:	Cityfunds Manager, LLC, its manager

By:	Nada Asset Management LLC, its managing member

By:	/s/ John Green
Name:	John Green
Title:	Manager

This annual report has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Green	Principal Executive Officer of Cityfunds I, LLC	July 31, 2023
John Green

/s/ Mauricio Delgado	Principal Financial Officer of Cityfunds I, LLC	July 31, 2023
Mauricio Delgado

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